Exhibit T3A

Industry and Science Canada	Industrie et Sciences Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

UNIFORÊT INC	297464-9

Name of corporation – Dénomination de la société	Corporation number – Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi régissant les sociétés par actions de régime fédéral

(s) Director – Directeur	November 22, 1993 / le 22 novembre 1993 Date of Incorporation – Date de constitution

Industry Canada Canada Business Corporations Act	Industrie Canada Loi régissant les sociétés par actions de régime fédéral	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 6)

1 — Name of the Corporation	Dénomination sociale de la société

UNIFORÊT INC

2 — The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siège social

Territory of the Montreal Urban Community,. province of Québec	Territoire de la Communauté urbaine de Montréal, province de Québec.

3 — The classes and any maximum number of shares that the Corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

The attached Schedule 1 forms part hereof	L’annexe 1 ci-jointe fait partie intégrante de la présente formule.

4 — Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

No shares of the capital of the corporation shall be transferred without the approval of a majority of the directors of the corporation evidenced by a resolution of the board inscribed in the books of the Corporation	Aucune action du capital social de la société ne peut être transférée sans le consentement de la majorité des administrateurs de la société attesté par une résolution du conseil d’administration inscrite aux livres de la société

5 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

MINIMUM: 1	MAXIMUM: 10

6 — Restrictions, if any, on business the Corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu

None	Aucune

7 — Other provisions, if any	Autres dispositions, s’il y a lieu

The attached Schedules 2 and 3 form part hereof	Les annexes 2 et 3 ci-jointes font partie intégrante de la Présente formule.

8 — Incorporators — Fondateurs

Address (including postal code)
Name(s) - Nom(s)	Adresse (inclure le code postal)	Signature

LAMER, Micheline	1052, Tracy II Chambly, Québec J3L 4N6	(s)

FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT Corporation No. — No de la société 297464-9	Filed — Déposée November 22, 1993 — le 22 novembre 1993

SCHEDULE 1

TO THE ARTICLES OF INCORPORATION OF
UNIFORÊT INC.

     The authorized shares capital of the Corporation shall consist of an unlimited number of Class A Subordinate Voting Shares (the “Class A Subordinate Voting Shares”) and of 3,000,000 Class B Shares (the “Class B Shares”), all without nominal or par value.

     The rights, privileges, conditions and restrictions attaching to the Class A Subordinate Voting Shares and the Class B Shares shall be as hereinafter set out.

1.   Dividends

     The Class A Subordinate Voting Shares and the Class B Shares shall participate equally, shares for share, in any dividend which may be declared, paid or set aside for payment by the Corporation during any financial year.

2.   Subdivision and Consolidation

     No subdivision or consolidation of the Class A Subordinate Voting Shares or Class B Shares shall be effected unless, at the same time, the Class B Shares or the Class A Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner.

3.   Liquidation

     Upon the liquidation, the dissolution or the winding-up of the Corporation, or upon any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, all the remaining property of the Corporation shall be paid or distributed equally, shares for share, to the holders of Class A Subordinate Voting Shares and to the holders of Class B Shares.

4.   Conversion Privilege Attaching to the Class B Shares

     4.1   A holder of Class B Shares shall be entitled to convert, at his discretion and at any time, in whole or in part, his Class B Shares into fully paid Class A Subordinate Voting Shares, on a one for one basis; on the exercise of this privilege, the following rules shall apply.

     4.2   The exercise of the conversion privilege is subject to the approval, if required at the time of the conversion, of all the stock exchanges on which the Class A Subordinate Voting Shares are then listed, and of any securities commission or other similar authority whose approval must be obtained.

     4.3   The conversion privilege attaching to the Class B Shares shall be exercised by delivering to the Corporation, at its head office, or to the Transfer Agent for the Class B Shares, at any of its offices where the transfer of the shares may be made, a written notice of intention to exercise the conversion privilege. This notice must be accompanied by the certificate(s) representing the Class B Shares which the holder wishes to convert into Class A Subordinate Voting Shares. The notice must be signed by the holder of the shares or his representative and must state the number of Class B Shares which the holder wishes to convert into Class A Subordinate Voting Shares. If only a part of the Class B Shares represented by the certificate(s) accompanying the notice are to be converted, the holder thereof has the right to receive, at the Corporation’s expense, a certificate or certificates representing the Class B Shares which are not being converted.

     4.4   The certificates representing Class A Subordinate Voting Shares issued upon conversion of the Class B Shares shall be issued in the name of the holder of the converted Class B Shares or in the name of the Person indicated by the holder in the written notice referred to in section 4.3.

     4.5   The right of the holder of Class B Shares to convert his shares into Class A Subordinate Voting Shares shall be deemed to have been exercised, and the holder (or any other Person in whose name he has indicated that the Class A Subordinate Voting Shares should be issued in accordance with section 4.3 shall be deemed, for all purposes, to have become the holder of the Class A Subordinate Voting Shares at the time of receipt by the Corporation, or by the Transfer Agent for the Class B Shares, of the certificate(s) representing the Class B Shares being converted, accompanied by the notice referred to in section 4.3, or if the approvals referred to in section 4.2 have not yet been obtained, at the date at which such approvals are obtained.

     4.6   From the date as of which a holder of Class B Shares shall be deemed to have become a holder of Class A Subordinate Voting Shares pursuant to section 4.5, such holder shall thereafter no longer be entitled to any rights whatsoever with respect to his Class B Shares (subject to his right to receive, as registered holder of such shares, at any date of reference preceding the Conversion Date, any declared and unpaid dividends at this date) and, as to any Class A Subordinate Voting Shares received as a result of the conversion, he shall become entitled to all of the rights of the holders of Class A Subordinate Voting Shares.

     4.7   The Class A Subordinate Voting Shares resulting from the conversion of Class B Shares shall be deemed to have been issued and allotted at the Conversion Date and to be outstanding as fully paid from that date, and as a result of such conversion:

4.7.1 the number of the outstanding Class B Shares shall be reduced by the number of Class B Shares converted, and the number of the outstanding Class A Subordinate Voting Shares shall be increased by the number of Class A Subordinate Voting Shares issued at the time of the conversion; and

4.7.2 the Corporation shall decrease its stated capital account pertaining to the issued and paid Class B Shares by the amount obtained by multiplying the average of the amounts received or credited to the stated capital account for each Class B Shares at the time of its issuance by the number of Class B Shares then converted into Class A Subordinate Voting Shares; and the share capital account for the issued and paid Class A Subordinate Voting Shares shall as a result be increased by the same amount.

5.   Mandatory Conversion of Class B Shares in case of transfer

     5.1   Except in case of a transfer or assignment of Class B Shares made amongst the persons included in the founding group, as such term is defined in section 52. hereafter, the holder of Class B Shares who wishes to sell, assign or otherwise dispose of, in whole or in part, his Class B Shares must previously convert same into Class A Subordinate Voting Shares in the manner outlined in section 4.

     5.2   For the purposes of section 5.1, the term “founding group” means one or more of the following persons, namely, Mr. Michel Perron, Mr Clermont Levasseur, their respective spouses, their direct descendants born or to be born, their legally adopted children and the spouses of these descendants or children, trusts of which they are beneficiaries, bodies corporate which they control or the subsidiaries of these bodies corporate.

For the purposes of this section 5.2:

5.2.1 the person who owns voting shares of the body corporate enabling him, in all situations, to elect the majority of the directors of the body corporate, or the person who has the power of control over the administration or the business of this body corporate, directly or indirectly, by contract or otherwise, has the control of a body corporate;

5.2.2 a body corporate is the subsidiary of another body corporate when it is controlled by this other body corporate or by bodies corporate controlled by the latter; the subsidiary of a body corporate which is itself the subsidiary of another body corporate is deemed to be a subsidiary of this other body corporate; and

5.2.3 to assess ownership of shares, any contract or agreement which attributes ownership of the shares or the title of registered holder to a person other than the person to whom the shares do belong, will be disregarded.

6.   Voting Rights

     The holders of Class A Subordinate Voting Shares and the holders of Class B Shares shall be entitled to receive notice of, attend and vote at any meeting of the shareholders of the Corporation, except for meetings at which only holders of a specified class or series are entitled to vote; the Class A Subordinate Voting Shares shall carry one (1) vote per share and the Class B Shares shall carry ten (10) votes per share. However, should the Corporation propose to (i) amalgamate with any company other than one or more of the Corporation’s wholly-owned subsidiaries or (ii) sell, lease, transfer or otherwise dispose of all or substantially all of its assets to a company other than one or more of the Corporation’s wholly-owned subsidiaries or (iii) voluntarily liquidate or dissolve itself or distribute its assets among its shareholders to wind-up its affairs, such proposal shall be adopted only when the holders of Class A Subordinate Voting Shares, in addition to any other approval which may be required, voting separately as a class in regard to such proposal, shall have approved such proposal by special resolution.

7.   Rank

     Except as otherwise provided in herein, each Class A Subordinate Voting Share and each Class B Share shall have the same rights, privileges, conditions and restrictions, shall be equal in all respects and shall be treated by the Corporation just as if they were shares of one and the same class of shares.

8.   Modifications

     8.1   Subject to section 8.2, any modification to the Articles of the Corporation in order to extend, delete or modify any of the rights, privileges, conditions or restrictions attaching to the Class A Subordinate Voting Shares or

Class B Shares must be authorized by a resolution adopted by at least two-thirds (2/3) of the votes cast at a meeting of the holders of Class A Subordinate Voting Shares and the holders of Class B Shares, voting together, duly held for that purpose.

     8.2   If the holders of Class A Subordinate Voting Shares, as a class, or the holders of Class B Shares, as a class, were to be affected in a manner different from that of the other class of shares, such modification shall, in addition, be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the class of shares which is so affected differently, which meeting may be held concurrently with the meeting provided for in section 8.1.

     8.3   The formalities applicable to (i) the transmittal of the notice of any meeting of holders of Class A Subordinate Voting Shares and of holders of Class B Shares, and (ii) to the conduct and the quorum thereof shall, mutatis mutandis, be those prescribed by the by-laws of the Corporation with respect to meetings of holders of voting shares of the Corporation.

* * * * *

SCHEDULE 2

     1.   The number of shareholders of the corporation is limited to fifty (50), exclusive of present or former employees of the corporation or of a subsidiary, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

     2.   Any distribution to the public of securities issued by the corporation is prohibited.

* * * * *

SCHEDULE 3

1.   The directors of the corporation may without authorization of the shareholders:

a)	borrow money upon the credit of the corporation;

b)	issue, reissue, sell or pledge debt obligations of the corporation;

c)	subject to section 44 of the Canada Business Corporations Act, give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any debt obligation of the corporation.

     Nothing herein contained limits or restricts the borrowing of money by the corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the corporation.

2.   The directors of the corporation may, when they deem it expedient, notwithstanding the provisions of the Civil Code of the Province of Quebec, hypothecate, mortgage, pledge, charge, cede and/or transfer any property, moveable or immoveable, present or future, of the corporation, to secure any bonds, debentures or other securities of the corporation or give part only of such guarantee for such purpose; and constitute the hypothec, mortgage, pledge, charge, cession and/or transfer above mentioned, by trust deed, in accordance with the provisions of the Special Corporate Powers Act (R.S.Q., chapter P-16), or in any other manner.

     The directors may also hypothecate or mortgage the immoveable property of the corporation, or pledge or otherwise affect the moveable property or give all such guarantees, to secure the payment of loans made otherwise than by the issue of bonds or debentures, as well as the payment or performance of any other debt, contract or obligation of the corporation.

* * * * *

ANNEXE 1

AUX STATUTS CONSTITUTIFS DE
UNIFORÊT INC.

     Le capital social autorisé de la Société se compose d’un nombre illimité d’actions à droit de vote subalterne catégorie A (les « actions à droit de vote subalterne catégorie A ») et de 3 000 000 d’actions catégorie B (les « actions catégorie B »), toutes sans valeur nominale.

     Les actions à droit de vote subalterne catégorie A et les actions catégorie B comportent les droits, privilèges, conditions et restrictions ci-après énoncés.

1.   Dividendes

     Les actions à droit de vote subalterne catégorie A et les actions catégorie B participent également, action par action, à tout dividende qui peut être déclaré, payé ou réservé pour paiement par la Société au cours de tout exercice financier.

2.   Fractionnement ou regroupement

     Aucun fractionnement ou regroupement des actions à droit de vote subalterne catégorie A ou des actions catégorie B ne peut avoir lieu à moins qu’en même temps les actions catégorie B ou les actions à droit de vote subalterne catégorie A, selon le cas, ne soient fractionnées ou regroupées de la même façon.

3.   Liquidation

     Lors de la liquidation ou de la dissolution, volontaire ou involontaire, de la Société ou lors de toute autre répartition des biens de la Société entre ses actionnaires dans le but de liquider ses affaires, tout le reliquat des biens de la Société sera partagé ou réparti également, action pour action, entre les détenteurs d’actions à droit de vote subalterne catégorie A et les détenteurs d’actions catégorie B.

     4.   Privilège de conversion des actions catégorie B

     4.1   Le détenteur d’actions catégorie B a le droit de les convertir, à son gré et en tout temps, en totalité ou en partie, en actions à droit de vote subalterne catégorie A entièrement libérées, à raison d’une action à droit de vote subalterne catégorie A pour chaque action catégorie B; en pareil cas, les règles suivantes s’appliquent.

     4.2   L’exercice du privilège de conversion est assujetti à l’approbation, si requise au moment de la conversion, de toute bourse à la cote de laquelle les actions à droit de vote subalterne catégorie A sont alors inscrites, ainsi qu’à l’approbation de toute commission de valeurs mobilières ou autre organisme similaire dont il y aurait lieu d’obtenir l’approbation.

     4.3   Le privilège de conversion d’actions catégorie B est exercé par avis écrit transmis à la Société à son siège social ou à l’agent des transferts pour les actions catégorie B et ce, à tout bureau de l’agent des transferts où le transfert des actions catégorie B peut être effectué. Cet avis doit être accompagné du ou des certificats représentant les actions catégorie B que le détenteur désire convertir en actions à droit de vote subalterne catégorie A. Cet avis doit être signé par le détenteur ou son représentant et il doit spécifier le nombre d’actions catégorie B que le détenteur désire convertir en actions à droit de vote subalterne catégorie A. Si une partie seulement des actions catégorie B représentées par le ou les certificats qui accompagnent l’avis doit être convertie, le détenteur a le droit de recevoir, aux frais de la Société, un ou des certificats représentant les actions catégorie B qui ne doivent pas être converties.

     4.4   Lors de toute conversion d’actions catégorie B, les certificats représentant les actions à droit de vote subalterne catégorie A résultant de la conversion sont émis au nom du détenteur d’actions catégorie B converties ou au nom que ce détenteur peut indiquer par écrit dans l’avis visé à l’article 4.3.

     4.5   Le privilège du détenteur d’actions catégorie B de convertir des actions catégorie B en actions à droit de vote subalterne catégorie A est présumé avoir été exercé et le détenteur (ou toute personne au nom de laquelle ce détenteur d’actions catégorie B a donné instructions d’émettre un certificat représentant les actions à droit de vote subalterne catégorie A qui doivent être émises conformément à l’article 4.3), est réputé, à toutes fins utiles, être devenu un détenteur d’actions à droit de vote subalterne catégorie A à la date de réception par la Société ou l’agent des transferts pour les actions catégorie B du ou des certificats représentant les actions catégorie B qui doivent être converties, accompagné(s) de l’avis visé à l’article 4.3, ou encore, si les autorisations prévues par l’article 4.2 n’ont pas alors encore été obtenues, à la date à laquelle elles le sont.

     4.6   À compter de la date à laquelle le détenteur d’actions catégorie B est réputé devenir un détenteur d’actions à droit de vote subalterne catégorie A, conformément à l’article 4.5, ce détenteur cesse d’avoir quelque droit que ce soit relativement aux actions catégorie B (sous réserve de ses droits de recevoir, à titre de détenteur inscrit, à toute date de référence pertinente antérieure à la date de conversion, les dividendes déclarés et impayés à cette date) et, à l’égard des actions à droit de vote subalterne catégorie A résultant de la conversion, il acquiert tous les droits d’un détenteur d’actions à droit de vote subalterne catégorie A.

     4.7   Les actions à droit de vote subalterne catégorie A résultant de la conversion d’actions catégorie B sont réputées émises et attribuées à la date de conversion et en circulation à compter de cette date comme entièrement libérées, et du fait de pareille conversion :

4.7.1 Le nombre d’actions catégorie B en circulation est réduit du nombre d’actions catégorie B converties, et le nombre d’actions à droit de vote subalterne catégorie A en circulation est augmenté du nombre d’actions à droit de vote subalterne catégorie A émises au moment de la conversion; et

4.7.2 la Société réduit son compte de capital déclaré émis et payé afférent aux actions catégorie B du produit obtenu en multipliant le montant qui est la moyenne des montants reçus ou crédités à ce compte par action catégorie B lors de leur émission par le nombre d’actions catégorie B alors converties en action à droit de vote subalternes catégorie A, le compte de capital déclaré émis et payé afférent aux actions à droit de vote subalterne catégorie A étant de ce fait augmenté d’un montant équivalent.

5.   Conversion obligatoire des actions catégorie B en cas de transfert

     5.1   Sauf s’il s’agit d’un transfert ou d’une cession d’actions catégorie B fait entre l’une ou l’autre des personnes comprises dans le groupe fondateur, telle que cette expression est définie à l’article 5.2 ci-après, le détenteur d’actions catégorie B qui désire vendre, céder ou autrement aliéner, en totalité ou en partie, ses actions catégorie B doit, au préalable, les convertir en actions à droit de vote subalterne catégorie A de la manière énoncée à l’article 4.

     5.2   Aux fins de l’article 5.1, l’expression « groupe fondateur » signifie l’une ou plusieurs des personnes suivantes, à savoir, MM. Michel Perron et Clermont Levasseur, leur épouse ou conjoint respectif, leurs descendants en ligne directe nés ou à naître, leurs enfants adoptés légalement et l’époux ou le conjoint de ces descendants ou enfants, les fiducies dont elles sont bénéficiaires, les personnes morales qu’elles contrôlent ou les filiales de ces personnes morales.

Aux fins du présent article 5.2 :

5.2.1 a le contrôle d’une personne morale la personne propriétaire de titres comportant droit de vote de la personne morale lui permettant en tout état de cause d’élire la majorité des administrateurs de la personne morale ou la personne qui a le pouvoir de diriger l’administration ou les affaires de cette personne morale, directement ou indirectement, par contrat ou autrement;

5.2.2 une personne morale est la filiale d’une autre personne morale lorsqu’elle est contrôlée par cette autre personne morale ou par des personnes morales contrôlées par cette dernière; la filiale d’une personne morale qui est elle-même filiale d’une autre personne morale est réputée filiale de cette autre personne morale; et

5.2.3 pour apprécier la notion de propriété d’actions, il est fait abstraction de toute convention ou de tout accord ayant pour effet d’attribuer le titre de propriété de ces actions ou la qualité de détenteur inscrit à une personne autre que celle à qui elles appartiennent véritablement.

6.   Droit de vote

     Les détenteurs d’actions à droit de vote subalterne catégorie A et les détenteurs d’actions catégorie B ont droit d’être convoquées à toute assemblée des actionnaires de la Société, d’y assister et d’y voter, sauf à celles auxquelles seuls les détenteurs d’une catégorie ou d’une série particulière ont droit de vote; les actions à droit de vote subalterne catégorie A comportent un (1) vote par action et les actions catégorie B comportent dix (10) votes par action. Cependant, si la Société se propose (i) de fusionner avec toute société autre que l’une ou plusieurs des filiales en propriété exclusive de la Société, ou (ii) de vendre, louer ou transférer ou disposer autrement de la totalité ou de la quasi-totalité de ses biens en faveur de toute société autre que l’une ou plusieurs des filiales en propriété exclusive de la Société, ou (iii) de se liquider volontairement, se dissoudre ou distribuer ses biens parmi ses actionnaires en vue de liquider ses affaires, cette proposition ne sera adoptée que lorsque les détenteurs d’actions à droit de vote subalterne catégorie A, en plus de toute autre approbation qui peut être requise, votant séparément à l’égard de cette proposition, auront approuvé ladite proposition par résolution spéciale.

7.   Rang

     Sauf tel qu’autrement prévu aux présentes, chaque action à droit de vote subalterne catégorie A et chaque action catégorie B comportent les mêmes droits, privilèges, conditions et restrictions et sont égales à tous égards et doivent être traitées par la Société tout comme si elles constituaient des actions d’une seule et même catégorie.

8.   Modifications

     8.1   Sous réserve de l’article 8.2, toute modification aux statuts de la Société afin d’étendre, de diminuer ou de modifier les droits, privilèges, conditions et restrictions afférents aux actions à droit de vote subalterne catégorie A ou aux actions catégorie B doit être autorisée par une résolution adoptée aux deux tiers (2/3) au moins des voix exprimées par les détenteurs d’actions à droit de vote subalterne catégorie A et les détenteurs d’actions catégorie B, votant ensemble, à une assemblée des détenteurs d’actions à droit de vote subalterne catégorie A et des détenteurs d’actions catégorie B tenue à cette fin.

     8.2   Si les détenteurs d’actions à droit de vote subalterne catégorie A, comme catégorie, ou les détenteurs d’actions catégorie B, comme catégorie, sont affectés d’une manière ou dans une mesure différente de celle de l’autre catégorie d’actions, cette modification devra, en plus, être autorisée par une résolution adoptée aux deux tiers (2/3) au moins des voix exprimées à une assemblée des détenteurs d’actions de la catégorie qui est ainsi affectée ou signée de tous les détenteurs d’actions de la catégorie qui est ainsi affectée; cette assemblée pourra être tenue concurremment avec l’assemblée visée à l’article 8.1.

     8.3   Les formalités relatives à l’envoi de l’avis de convocation de toute assemblée des détenteurs d’actions à droit de vote subalterne catégorie A et des détenteurs d’actions catégorie B, à sa conduite ainsi qu’à son quorum seront, compte tenu des adaptations nécessaires, celles prévues aux règlements de la Société relatives aux assemblées des détenteurs d’actions comportant droit de vote de la Société.

* * * * *

ANNEXE 2

     1.   Le nombre des actionnaires de la société est limité à cinquante (50), déduction faite de ceux qui sont ou ont été salariés de la société ou d’une filiale, deux (2) personnes ou plus détenant en commun une (1) ou plusieurs actions étant comptées comme un seul actionnaire.

     2.   Tout appel public à l’épargne pour le placement des valeurs mobilières émises par la société est interdit.

* * * * *

ANNEXE 3

1.   Les administrateurs de la société peuvent, sans l’autorisation des actionnaires :

a)	contracter des emprunts, compte tenu du crédit de la société;

b)	émettre, réémettre, vendre ou donner en gage les titres de créance de la société;

c)	sous réserve de l’article 44 de la Loi sur les sociétés par actions, garantir, au nom de la société, l’exécution d’une obligation à la charge d’une autre personne; et

d)	grever d’une sûreté, notamment par hypothèque, tout ou partie des biens, présents ou futurs de la société, afin de garantir ses obligations.

     Aucune disposition des alinéas précédentes ne limite ni ne restreint les emprunts de deniers par la société sur lettre de change ou billets à ordre faits, tirés, acceptés ou endossés par la société ou en son nom.

2.   Les administrateurs de la société peuvent, lorsqu’ils le jugent opportun, nonobstant les dispositions du Code civil de la Province de Québec, hypothéquer, nantir, mettre en gage, céder et transporter les biens mobiliers ou immobiliers, présents ou futurs, de la société pour assurer le paiement des obligations ou autres valeurs de la société, ou donner une partie seulement de ces garanties pour les mêmes fins; et constituer l’hypothèque, le nantissement, le gage et la cession et le transport ci-dessus mentionnés par acte de fidéicommis, conformément aux dispositions de la Loi sur les pouvoirs spéciaux des corporations (L.R.Q., c.P-16) ou de toute autre manière.

3.   Les administrateurs de la société peuvent aussi hypothéquer ou nantir les immeubles, ou donner en gage ou autrement affecter d’une charge quelconque les biens meubles de la société, ou donner ces diverses espèces de garantie, pour assurer le paiement des emprunts faits autrement que par émission d’obligations, ainsi que le paiement ou l’exécution des autres dettes, contrats et engagements de la société.

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions

FORM 3 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE (SECTION 19)	FORMULE 3 AVIS DE DÉSIGNATION OU DE CHANGEMENT D’ADRESSE DU SIÈGE SOCIAL (ARTICLE 19)

1 - Name of the Corporation — Dénomination sociale de la société	2 — Corporation — N° de la société

UNIFORÊT INC.	297464-9

3 — Province or territory in Canada where the registered office is situated (or to be situated). (This province or territory must be the same as the one listed in the Articles.)	La province ou le territoire au Canada où se situe (ou se situera) le siège social. (Il doit correspondre à la province ou au territoire indiqué dans les statuts.)

Territory of the Montréal Urban Community, Province of Québec	Territoire de la Communauté urbaine de Montréal, Province de Québec

4 - Street address of Registered Office — Adresse civique du siège social

2080 René-Lévesque Blvd. West Montréal, Québec H3H 1R6

(and mailing address, if different from that of registered office) — (si l’adresse postale diffère de celle du siège social)

CAUTION:	Address of registered office must be within the province or territory that is described in the Articles at Item 3; otherwise an amendment to the Articles is required, using Form 4, in addition to this form (subsection 173(1)(b) of the Act).

AVIS :	L’adresse du siège social doit se situer dans les limites de la province ou du territoire indiqué dans les statuts à la rubrique 3. Sinon, il faut modifier les statuts en déposant la formule 4, en plus de la présente formule (voir alinéa 173(1) b) de la Loi).

5 — Effective Date of Change — Date d’entrée en vigueur

November 9, 1994

6 — Previous address of Registered Office — Adresse précédente du siège social

500 René-Lévesque Blvd. West Suite 1300 Montréal, Québec H2Z 1W7

Date 04-01-1995	Signature (s)	7 — Capacity of — En qualité de Secretary-Treasurer

Filed — Déposée

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions

FORM 3 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE (SECTION 19)	FORMULE 3 AVIS DE DÉSIGNATION OU DE CHANGEMENT D’ADRESSE DU SIÈGE SOCIAL (ARTICLE 19)

1 - Name of the Corporation — Dénomination sociale de la société	2 — Corporation — N° de la société

UNIFORÊT INC.

3 — Province or territory in Canada where the registered office is situated (or to be situated). (This province or territory must be the same as the one listed in the Articles.)	La province ou le territoire au Canada où se situe (ou se situera) le siège social. (Il doit correspondre à la province ou au territoire indiqué dans les statuts.)

Territory of the Montréal Urban Community, Province of Québec	Territoire de la Communauté urbaine de Montréal, Province de Québec

4 - Street address of Registered Office — Adresse civique du siège social

500 René-Lévesque Blvd. West Suite 1300 Montréal, Québec H2Z 1W7

(and mailing address, if different from that of registered office) — (si l’adresse postale diffère de celle du siège social)

CAUTION:	Address of registered office must be within the province or territory that is described in the Articles at Item 3; otherwise an amendment to the Articles is required, using Form 4, in addition to this form (subsection 173(1)(b) of the Act).

AVIS :	L’adresse du siège social doit se situer dans les limites de la province ou du territoire indiqué dans les statuts à la rubrique 3. Sinon, il faut modifier les statuts en déposant la formule 4, en plus de la présente formule (voir alinéa 173(1) b) de la Loi).

5 — Effective Date of Change — Date d’entrée en vigueur

N/A

6 — Previous address of Registered Office — Adresse précédente du siège social

N/A

Date 19-11-1993	Signature (s)	7 — Capacity of — En qualité de Incorporator - Fondateur

Filed — Déposée Nov. 22, 1993

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 6 NOTICE OF DIRECTORS, NOTICE OF CHANGE OF DIRECTORS OR NOTICE OF CHANGE OF ADDRESS OF A PRESENT DIRECTOR [SECTIONS 106 AND 113(1)]	FORMULE 6 LISTE DES ADMINISTRATEURS, AVIS DE CHANGEMENT DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D’ADRESSE D’UN ADMINISTRATEUR ACTUEL [ARTICLES 106 ET 113(1)]

1 — Name of the Corporation — Dénomination sociale de la société	2 — Corporation No. — N° de la société

UNIFORÊT INC	297464-9

3 — The following persons became directors of this Corporation — Les personnes suivantes sont devenues administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire	Resident Canadian - Y/N
	Date d'entrée en vigueur		Résident canadien - O/N

Price, Evan	Nov. 9, 1994	2495 Royale ave., St-Laurent d’Orléans, QC G0A 3Z0	Yes/Oui

4 — The following persons ceased to be directors of this Corporation — Les personnes suivantes ont cessé d’être administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire
Date d'entrée en vigueur

N/A

5 — The directors of this Corporation now are — Les administrateurs de la présente société sont maintenant

Resident Canadian - Y/N
Name - Nom	Residential address - Adresse domiciliaire	Résident canadien - O/N

PERRON, Michel LEVASSEUR, Clermont PERRON, Claude LEVASSEUR, Thérèse KENNY, Timothy LUSSIER, Jean-Luc MARLEAU, Hubert PRICE, Evan	2 Westmount Square, PH-D, Westmount, QC H3Z 2S4
06 RiverRoad, C.P. 24, Grand-Mère, QC G9T 5K4
777, de Lanoue, app. 500, Verdun, QC H3E 1V2
06 RiverRoad, C.P. 24, Grand-Mère, QC G9T 5K4
585 rue Principale, Buckingham, QC J8L 2H2
795 rue Muir, #1401, St-Laurent QC H4L 5G9
3 Westmount Square, #1816, Westmount, QC H3Z 2S5
2495 Royale ave., St-Laurent d’Orléans, QC G0A 3Z0
Yes/Oui Yes/Oui Yes/Oui Yes/Oui Yes/Oui Yes/Oui Yes/Oui Yes/Oui

6 — Change of address of a present director — Changement d’adresse d’un administrateur actuel

Name - Nom	Effective date	Former Residential Address	New Residential Address
	Date d'entrée en vigueur	Adresse domiciliaire précédente	Nouvelle adresse domiciliaire

N/A

Date 04-01-1995	Signature (s)	7 — Capacity of — En qualité de Secretary-Treasurer

FOR DEPARTMENTAL USE ONLY À l’usage du ministère seulement Filed • Déposée

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 6 NOTICE OF DIRECTORS, NOTICE OF CHANGE OF DIRECTORS OR NOTICE OF CHANGE OF ADDRESS OF A PRESENT DIRECTOR [SECTIONS 106 AND 113(1)]	FORMULE 6 LISTE DES ADMINISTRATEURS, AVIS DE CHANGEMENT DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D’ADRESSE D’UN ADMINISTRATEUR ACTUEL [ARTICLES 106 ET 113(1)]

1 — Name of the Corporation — Dénomination sociale de la société	2 — Corporation No. — N° de la société

UNIFORÊT INC	297464-9

3 — The following persons became directors of this Corporation — Les personnes suivantes sont devenues administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire	Resident Canadian - Y/N
	Date d'entrée en vigueur		Résident canadien - O/N

KENNY, Thimothy LUSSIER, Jean-Luc MARLEAU, Hubert	20-07-94 20-07-94 20-07-94	585 rue Principale, Buckingham, QC J8L 2H2 795 rue Muir, #1401, St-Laurent QC H4L 5G9 3 Westmount Square, #1816, Westmount, QC H3Z 2S5	Yes/Oui Yes/Oui Yes/Oui

4 — The following persons ceased to be directors of this Corporation — Les personnes suivantes ont cessé d’être administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire
Date d'entrée en vigueur

N/A

5 — The directors of this Corporation now are — Les administrateurs de la présente société sont maintenant

Resident Canadian - Y/N
Name - Nom	Residential address - Adresse domiciliaire	Résident canadien - O/N

PERRON, Michel LEVASSEUR, Clermont PERRON, Claude LEVASSEUR, Thérèse KENNY, Timothy LUSSIER, Jean-Luc MARLEAU, Hubert	2 Westmount Square, PH-D, Westmount, QC H3Z 2S4
06 RiverRoad, C.P. 24, Grand-Mère, QC G9T 5K4
11115 Cavendish, suite 1103, St-Laurent, QC H4R 2M9
06 RiverRoad, C.P. 24, Grand-Mère, QC G9T 5K4
585 rue Principale, Buckingham, QC J8L 2H2
795 rue Muir, #1401, St-Laurent QC H4L 5G9
3 Westmount Square, #1816, Westmount, QC H3Z 2S5
Yes/Oui Yes/Oui Yes/Oui Yes/Oui Yes/Oui Yes/Oui Yes/Oui

6 — Change of address of a present director — Changement d’adresse d’un administrateur actuel

Name - Nom	Effective date	Former Residential Address	New Residential Address
	Date d'entrée en vigueur	Adresse domiciliaire précédente	Nouvelle adresse domiciliaire

N/A

Date 02-08-1994	Signature (s)	7 — Capacity of — En qualité de Administrateur - Director

FOR DEPARTMENTAL USE ONLY À l’usage du ministère seulement Filed • Déposée

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 6 NOTICE OF DIRECTORS, NOTICE OF CHANGE OF DIRECTORS OR NOTICE OF CHANGE OF ADDRESS OF A PRESENT DIRECTOR [SECTIONS 106 AND 113(1)]	FORMULE 6 LISTE DES ADMINISTRATEURS, AVIS DE CHANGEMENT DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D’ADRESSE D’UN ADMINISTRATEUR ACTUEL [ARTICLES 106 ET 113(1)]

1 — Name of the Corporation — Dénomination sociale de la société	2 — Corporation No. — N° de la société

UNIFORÊT INC

3 — The following persons became directors of this Corporation — Les personnes suivantes sont devenues administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire	Resident Canadian - Y/N
	Date d'entrée en vigueur		Résident canadien - O/N

LEVASSEUR, Thérèse	10-01-1994	06 River Road, C.P. 24, Grand-Mère, QC G9T 5K4	Yes/Oui

4 — The following persons ceased to be directors of this Corporation — Les personnes suivantes ont cessé d’être administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire
Date d'entrée en vigueur

N/A

5 — The directors of this Corporation now are — Les administrateurs de la présente société sont maintenant

Resident Canadian - Y/N
Name - Nom	Residential address - Adresse domiciliaire	Résident canadien - O/N

PERRON, Michel LEVASSEUR, Clermont PERRON, Claude LEVASSEUR, Thérèse	2 Westmount Square, PH-D, Westmount, QC H3Z 2S4 06 River Road, C.P. 24, Grand-Mère, QC G9T 5K4 11115 Cavendish, suite 1103, St-Laurent, QC H4R 2M9 06 RiverRoad, C.P. 24, Grand-Mère, QC G9T 5K4	Yes/Oui Yes/Oui Yes/Oui Yes/Oui

6 — Change of address of a present director — Changement d’adresse d’un administrateur actuel

Name - Nom	Effective date	Former Residential Address	New Residential Address
	Date d'entrée en vigueur	Adresse domiciliaire précédente	Nouvelle adresse domiciliaire

N/A

Date 10-01-1994	Signature (s)	7 — Capacity of — En qualité de Administrateur - Director

FOR DEPARTMENTAL USE ONLY À l’usage du ministère seulement Filed • Déposée

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 6 NOTICE OF DIRECTORS, NOTICE OF CHANGE OF DIRECTORS OR NOTICE OF CHANGE OF ADDRESS OF A PRESENT DIRECTOR [SECTIONS 106 AND 113(1)]	FORMULE 6 LISTE DES ADMINISTRATEURS, AVIS DE CHANGEMENT DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D’ADRESSE D’UN ADMINISTRATEUR ACTUEL [ARTICLES 106 ET 113(1)]

1 — Name of the Corporation — Dénomination sociale de la société	2 — Corporation No. — N° de la société

UNIFORÊT INC

3 — The following persons became directors of this Corporation — Les personnes suivantes sont devenues administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire	Resident Canadian - Y/N
	Date d'entrée en vigueur		Résident canadien - O/N

N/A

4 — The following persons ceased to be directors of this Corporation — Les personnes suivantes ont cessé d’être administrateurs de la présente société

Name - Nom	Effective date	Residential address - Adresse domiciliaire
Date d'entrée en vigueur

N/A

5 — The directors of this Corporation now are — Les administrateurs de la présente société sont maintenant

Resident Canadian - Y/N
Name - Nom	Residential address - Adresse domiciliaire	Résident canadien - O/N

PERRON, Michel LEVASSEUR, Clermont PERRON, Claude	2 Westmount Square, PH-D, Westmount, QC H3Z 2S4 06 River Road, C.P. 24, Grand-Mère, QC G9T 5K4 11115 Cavendish, suite 1103, St-Laurent, QC H4R 2M9	Yes/Oui Yes/Oui Yes/Oui

6 — Change of address of a present director — Changement d’adresse d’un administrateur actuel

Name - Nom	Effective date	Former Residential Address	New Residential Address
	Date d'entrée en vigueur	Adresse domiciliaire précédente	Nouvelle adresse domiciliaire

N/A

Date 19-11-1993	Signature (s)	7 — Capacity of — En qualité de Fondateur - Incorporator

FOR DEPARTMENTAL USE ONLY À l’usage du ministère seulement Filed - Déposée 22-11-1993

Industry Canada Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

UNIFORÊT INC		297464-9

Name of corporation – Dénomination de la société		Corporation number – Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice ;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

(e) under section 192 of the Canada Business Corporations Act as set out in the attached articles of arrangement	☐	e) en vertu de l’article 192 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses d’arrangement ci-jointes.

(s) Director – Directeur		July 14, 1994 / le 14 juillet 1994 Date of Amendment – Date de modification

Consumer and Corporate Affairs Canada Canada Business Corporations Act	Consommation et Affaires commerciales Canada Loi régissant les sociétés par actions de régime fédéral	FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 — Name of the Corporation — Dénomination sociale de la société	2 — Corporation No. — N° de la société

UNIFORÊT INC	297464-9

3 — The Articles of the above-named Corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

3.1 The introductory paragraph of the English version of Schedule 1 of the Corporation’s Articles of Incorporation is hereby repealed and	3.1 L’alinéa introductif de la version anglaise de l’annexe 1 des statuts constitutifs de la société est, par les présentes, abrogé et remplacé par l’alinéa suivant :
replaced by the following paragraph:

“The authorized share capital of the Corporation shall consist of an unlimited number of Class A Subordinate Voting Shares (the “Class A Subordinate Voting Shares”) and of 3,000,000 Class B Shares (the “Class B Shares”), all without nominal or par value.”	« The authorized share capital of the Corporation shall consist of an unlimited number of Class A Subordinate Voting Shares (the “Class A Subordinate Voting Shares”) and of 3,000,000 Class B Shares (the “Class B Shares”), all without nominal or par value. »

the whole as set out in Schedule 1 annexed hereto which form part hereof	le tout tel qu’il appert à l’annexe 1 ci-jointe, laquelle fait partie intégrante de la présente formule.

3.2 The provisions regarding the restrictions on the transfer of shares set out in paragraph 4 of the Corporation’s Articles of Incorporation are hereby repealed;	3.2 Les dispositions relatives aux restrictions sur les transferts d’actions énoncées à la case 4 des statuts constitutifs de la société sont, par les présentes, abrogées;

3.3 provisions concerning the number of shareholders and the non-distribution of securities of the Corporation set out in Schedule 2 of its Articles of Incorporation are hereby repealed; and	3.3 Les dispositions relatives au nombre d’actionnaires et à la non-distribution des valeurs mobilières de la société énoncées à l’annexe 2 de ses statuts constitutifs sont, par les présentes abrogées; et

3.4 The following provision regarding the election of directors between shareholders meetings, is hereby added :	3.4 La disposition suivante relative à l’élection d’administrateurs entre les assemblées d’actionnaires est, par les présentes, ajoutée :

“The directors may appoint one or more directors, who shall hold office for a term that expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous meeting of shareholders.”	« Les administrateurs peuvent nommer un ou plusieurs administrateurs dont le mandate expire au plus tard à la clôture de la prochaine assemblée annuelle, à condition que le nombre total des administrateurs ainsi nommés n’excède pas le tiers du nombre des administrateurs élus à la dernière assemblée annuelle. »

Date 14-07-94	Signature (s)	4 — Capacity of — En qualité de Secretary-treasurer Secrétaire-trésorier

FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT Filed — Déposée

July — Juillet 15, 1994

ANNEXE 1

SCHEDULE 1

TO THE ARTICLES OF INCORPORATION OF
UNIFORÊT INC.

     The authorized shares capital of the Corporation shall consist of an unlimited number of Class A Subordinate Voting Shares (the “Class A Subordinate Voting Shares”) and of 3,000,000 Class B Shares (the “Class B Shares”), all without nominal or par value.

     The rights, privileges, conditions and restrictions attaching to the Class A Subordinate Voting Shares and the Class B Shares shall be as hereinafter set out.

1.   Dividends

     The Class A Subordinate Voting Shares and the Class B Shares shall participate equally, shares for share, in any dividend which may be declared, paid or set aside for payment by the Corporation during any financial year.

2.   Subdivision and Consolidation

     No subdivision or consolidation of the Class A Subordinate Voting Shares or Class B Shares shall be effected unless, at the same time, the Class B Shares or the Class A Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner.

3.   Liquidation

     Upon the liquidation, the dissolution or the winding-up of the Corporation, or upon any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, all the remaining property of the Corporation shall be paid or distributed equally, shares for share, to the holders of Class A Subordinate Voting Shares and to the holders of Class B Shares.

4.   Conversion Privilege Attaching to the Class B Shares

     4.1   A holder of Class B Shares shall be entitled to convert, at his discretion and at any time, in whole or in part, his Class B Shares into fully paid Class A Subordinate Voting Shares, on a one for one basis; on the exercise of this privilege, the following rules shall apply.

     4.2   The exercise of the conversion privilege is subject to the approval, if required at the time of the conversion, of all the stock exchanges on which the Class A Subordinate Voting Shares are then listed, and of any securities commission or other similar authority whose approval must be obtained.

     4.3   The conversion privilege attaching to the Class B Shares shall be exercised by delivering to the Corporation, at its head office, or to the Transfer Agent for the Class B Shares, at any of its offices where the transfer of the shares may be made, a written notice of intention to exercise the conversion privilege. This notice must be accompanied by the certificate(s) representing the Class B Shares which the holder wishes to convert into Class A Subordinate Voting Shares. The notice must be signed by the holder of the shares or his representative and must state the number of Class B Shares which the holder wishes to convert into Class A Subordinate Voting Shares. If only a part of the Class B Shares represented by the certificate(s) accompanying the notice are to be converted, the holder thereof has the right to receive, at the Corporation’s expense, a certificate or certificates representing the Class B Shares which are not being converted.

     4.4   The certificates representing Class A Subordinate Voting Shares issued upon conversion of the Class B Shares shall be issued in the name of the holder of the converted Class B Shares or in the name of the Person indicated by the holder in the written notice referred to in section 4.3.

     4.5   The right of the holder of Class B Shares to convert his shares into Class A Subordinate Voting Shares shall be deemed to have been exercised, and the holder (or any other Person in whose name he has indicated that the Class A Subordinate Voting Shares should be issued in accordance with section 4.3 shall be deemed, for all purposes, to have become the holder of the Class A Subordinate Voting Shares at the time of receipt by the Corporation, or by the Transfer Agent for the Class B Shares, of the certificate(s) representing the Class B Shares being converted, accompanied by the notice referred to in section 4.3, or if the approvals referred to in section 4.2 have not yet been obtained, at the date at which such approvals are obtained.

     4.6   From the date as of which a holder of Class B Shares shall be deemed to have become a holder of Class A Subordinate Voting Shares pursuant to section 4.5, such holder shall thereafter no longer be entitled to any rights whatsoever with respect to his Class B Shares (subject to his right to receive, as registered holder of such shares, at any date of reference preceding the Conversion Date, any declared and unpaid dividends at this date) and, as to any Class A Subordinate Voting Shares received as a result of the conversion, he shall become entitled to all of the rights of the holders of Class A Subordinate Voting Shares.

     4.7   The Class A Subordinate Voting Shares resulting from the conversion of Class B Shares shall be deemed to have been issued and allotted at the Conversion Date and to be outstanding as fully paid from that date, and as a result of such conversion:

4.7.1 the number of the outstanding Class B Shares shall be reduced by the number of Class B Shares converted, and the number of the outstanding Class A Subordinate Voting Shares shall be increased by the number of Class A Subordinate Voting Shares issued at the time of the conversion; and

4.7.2 the Corporation shall decrease its stated capital account pertaining to the issued and paid Class B Shares by the amount obtained by multiplying the average of the amounts received or credited to the stated capital account for each Class B Shares at the time of its issuance by the number of Class B Shares then converted into Class A Subordinate Voting Shares; and the share capital account for the issued and paid Class A Subordinate Voting Shares shall as a result be increased by the same amount.

5.   Mandatory Conversion of Class B Shares in case of transfer

     5.1   Except in case of a transfer or assignment of Class B Shares made amongst the persons included in the founding group, as such term is defined in section 52. hereafter, the holder of Class B Shares who wishes to sell, assign or otherwise dispose of, in whole or in part, his Class B Shares must previously convert same into Class A Subordinate Voting Shares in the manner outlined in section 4.

     5.2   For the purposes of section 5.1, the term “founding group” means one or more of the following persons, namely, Mr. Michel Perron, Mr Clermont Levasseur, their respective spouses, their direct descendants born or to be born, their legally adopted children and the spouses of these descendants or children, trusts of which they are beneficiaries, bodies corporate which they control or the subsidiaries of these bodies corporate.

For the purposes of this section 5.2:

5.2.1 the person who owns voting shares of the body corporate enabling him, in all situations, to elect the majority of the directors of the body corporate, or the person who has the power of control over the administration or the business of this body corporate, directly or indirectly, by contract or otherwise, has the control of a body corporate;

5.2.2 a body corporate is the subsidiary of another body corporate when it is controlled by this other body corporate or by bodies corporate controlled by the latter; the subsidiary of a body corporate which is itself the subsidiary of another body corporate is deemed to be a subsidiary of this other body corporate; and

5.2.3 to assess ownership of shares, any contract or agreement which attributes ownership of the shares or the title of registered holder to a person other than the person to whom the shares do belong, will be disregarded.

6.   Voting Rights

     The holders of Class A Subordinate Voting Shares and the holders of Class B Shares shall be entitled to receive notice of, attend and vote at any meeting of the shareholders of the Corporation, except for meetings at which only holders of a specified class or series are entitled to vote; the Class A Subordinate Voting Shares shall carry one (1) vote per share and the Class B Shares shall carry ten (10) votes per share. However, should the Corporation propose to (i) amalgamate with any company other than one or more of the Corporation’s wholly-owned subsidiaries or (ii) sell, lease, transfer or otherwise dispose of all or substantially all of its assets to a company other than one or more of the Corporation’s wholly-owned subsidiaries or (iii) voluntarily liquidate or dissolve itself or distribute its assets among its shareholders to wind-up its affairs, such proposal shall be adopted only when the holders of Class A Subordinate Voting Shares, in addition to any other approval which may be required, voting separately as a class in regard to such proposal, shall have approved such proposal by special resolution.

7.   Rank

     Except as otherwise provided in herein, each Class A Subordinate Voting Share and each Class B Share shall have the same rights, privileges, conditions and restrictions, shall be equal in all respects and shall be treated by the Corporation just as if they were shares of one and the same class of shares.

8.   Modifications

     8.1   Subject to section 8.2, any modification to the Articles of the Corporation in order to extend, delete or modify any of the rights, privileges, conditions or restrictions attaching to the Class A Subordinate Voting Shares or

Class B Shares must be authorized by a resolution adopted by at least two-thirds (2/3) of the votes cast at a meeting of the holders of Class A Subordinate Voting Shares and the holders of Class B Shares, voting together, duly held for that purpose.

     8.2   If the holders of Class A Subordinate Voting Shares, as a class, or the holders of Class B Shares, as a class, were to be affected in a manner different from that of the other class of shares, such modification shall, in addition, be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the class of shares which is so affected differently, which meeting may be held concurrently with the meeting provided for in section 8.1.

     8.3   The formalities applicable to (i) the transmittal of the notice of any meeting of holders of Class A Subordinate Voting Shares and of holders of Class B Shares, and (ii) to the conduct and the quorum thereof shall, mutatis mutandis, be those prescribed by the by-laws of the Corporation with respect to meetings of holders of voting shares of the Corporation.

* * * * *

ANNEXE 1

AUX STATUTS CONSTITUTIFS DE
UNIFORÊT INC.

     Le capital social autorisé de la Société se compose d’un nombre illimité d’actions à droit de vote subalterne catégorie A (les « actions à droit de vote subalterne catégorie A ») et de 3 000 000 d’actions catégorie B (les « actions catégorie B »), toutes sans valeur nominale.

     Les actions à droit de vote subalterne catégorie A et les actions catégorie B comportent les droits, privilèges, conditions et restrictions ci-après énoncés.

1.   Dividendes

     Les actions à droit de vote subalterne catégorie A et les actions catégorie B participent également, action par action, à tout dividende qui peut être déclaré, payé ou réservé pour paiement par la Société au cours de tout exercice financier.

2.   Fractionnement ou regroupement

     Aucun fractionnement ou regroupement des actions à droit de vote subalterne catégorie A ou des actions catégorie B ne peut avoir lieu à moins qu’en même temps les actions catégorie B ou les actions à droit de vote subalterne catégorie A, selon le cas, ne soient fractionnées ou regroupées de la même façon.

3.   Liquidation

     Lors de la liquidation ou de la dissolution, volontaire ou involontaire, de la Société ou lors de toute autre répartition des biens de la Société entre ses actionnaires dans le but de liquider ses affaires, tout le reliquat des biens de la Société sera partagé ou réparti également, action pour action, entre les détenteurs d’actions à droit de vote subalterne catégorie A et les détenteurs d’actions catégorie B.

4.   Privilège de conversion des actions catégorie B

     4.1   Le détenteur d’actions catégorie B a le droit de les convertir, à son gré et en tout temps, en totalité ou en partie, en actions à droit de vote subalterne catégorie A entièrement libérées, à raison d’une action à droit de vote subalterne catégorie A pour chaque action catégorie B; en pareil cas, les règles suivantes s’appliquent.

     4.2   L’exercice du privilège de conversion est assujetti à l’approbation, si requise au moment de la conversion, de toute bourse à la cote de laquelle les actions à droit de vote subalterne catégorie A sont alors inscrites, ainsi qu’à l’approbation de toute commission de valeurs mobilières ou autre organisme similaire dont il y aurait lieu d’obtenir l’approbation.

     4.3   Le privilège de conversion d’actions catégorie B est exercé par avis écrit transmis à la Société à son siège social ou à l’agent des transferts pour les actions catégorie B et ce, à tout bureau de l’agent des transferts où le transfert des actions catégorie B peut être effectué. Cet avis doit être accompagné du ou des certificats représentant les actions catégorie B que le détenteur désire convertir en actions à droit de vote subalterne catégorie A. Cet avis doit être signé par le détenteur ou son représentant et il doit spécifier le nombre d’actions catégorie B que le détenteur désire convertir en actions à droit de vote subalterne catégorie A. Si une partie seulement des actions catégorie B représentées par le ou les certificats qui accompagnent l’avis doit être convertie, le détenteur a le droit de recevoir, aux frais de la Société, un ou des certificats représentant les actions catégorie B qui ne doivent pas être converties.

     4.4   Lors de toute conversion d’actions catégorie B, les certificats représentant les actions à droit de vote subalterne catégorie A résultant de la conversion sont émis au nom du détenteur d’actions catégorie B converties ou au nom que ce détenteur peut indiquer par écrit dans l’avis visé à l’article 4.3.

     4.5   Le privilège du détenteur d’actions catégorie B de convertir des actions catégorie B en actions à droit de vote subalterne catégorie A est présumé avoir été exercé et le détenteur (ou toute personne au nom de laquelle ce détenteur d’actions catégorie B a donné instructions d’émettre un certificat représentant les actions à droit de vote subalterne catégorie A qui doivent être émises conformément à l’article 4.3), est réputé, à toutes fins utiles, être devenu un détenteur d’actions à droit de vote subalterne catégorie A à la date de réception par la Société ou l’agent des transferts pour les actions catégorie B du ou des certificats représentant les actions catégorie B qui doivent être converties, accompagné(s) de l’avis visé à l’article 4.3, ou encore, si les autorisations prévues par l’article 4.2 n’ont pas alors encore été obtenues, à la date à laquelle elles le sont.

     4.6   À compter de la date à laquelle le détenteur d’actions catégorie B est réputé devenir un détenteur d’actions à droit de vote subalterne catégorie A, conformément à l’article 4.5, ce détenteur cesse d’avoir quelque droit que ce soit relativement aux actions catégorie B (sous réserve de ses droits de recevoir, à titre de détenteur inscrit, à toute date de référence pertinente antérieure à la date de conversion, les dividendes déclarés et impayés à cette date) et, à l’égard des actions à droit de vote subalterne catégorie A résultant de la conversion, il acquiert tous les droits d’un détenteur d’actions à droit de vote subalterne catégorie A.

     4.7   Les actions à droit de vote subalterne catégorie A résultant de la conversion d’actions catégorie B sont réputées émises et attribuées à la date de conversion et en circulation à compter de cette date comme entièrement libérées, et du fait de pareille conversion :

4.7.1 Le nombre d’actions catégorie B en circulation est réduit du nombre d’actions catégorie B converties, et le nombre d’actions à droit de vote subalterne catégorie A en circulation est augmenté du nombre d’actions à droit de vote subalterne catégorie A émises au moment de la conversion; et

4.7.2 la Société réduit son compte de capital déclaré émis et payé afférent aux actions catégorie B du produit obtenu en multipliant le montant qui est la moyenne des montants reçus ou crédités à ce compte par action catégorie B lors de leur émission par le nombre d’actions catégorie B alors converties en action à droit de vote subalternes catégorie A, le compte de capital déclaré émis et payé afférent aux actions à droit de vote subalterne catégorie A étant de ce fait augmenté d’un montant équivalent.

5.   Conversion obligatoire des actions catégorie B en cas de transfert

     5.1   Sauf s’il s’agit d’un transfert ou d’une cession d’actions catégorie B fait entre l’une ou l’autre des personnes comprises dans le groupe fondateur, telle que cette expression est définie à l’article 5.2 ci-après, le détenteur d’actions catégorie B qui désire vendre, céder ou autrement aliéner, en totalité ou en partie, ses actions catégorie B doit, au préalable, les convertir en actions à droit de vote subalterne catégorie A de la manière énoncée à l’article 4.

     5.2   Aux fins de l’article 5.1, l’expression « groupe fondateur » signifie l’une ou plusieurs des personnes suivantes, à savoir, MM. Michel Perron et Clermont Levasseur, leur épouse ou conjoint respectif, leurs descendants en ligne directe nés ou à naître, leurs enfants adoptés légalement et l’époux ou le conjoint de ces descendants ou enfants, les fiducies dont elles sont bénéficiaires, les personnes morales qu’elles contrôlent ou les filiales de ces personnes morales.

Aux fins du présent article 5.2 :

5.2.1 a le contrôle d’une personne morale la personne propriétaire de titres comportant droit de vote de la personne morale lui permettant en tout état de cause d’élire la majorité des administrateurs de la personne morale ou la personne qui a le pouvoir de diriger l’administration ou les affaires de cette personne morale, directement ou indirectement, par contrat ou autrement;

5.2.2 une personne morale est la filiale d’une autre personne morale lorsqu’elle est contrôlée par cette autre personne morale ou par des personnes morales contrôlées par cette dernière; la filiale d’une personne morale qui est elle-même filiale d’une autre personne morale est réputée filiale de cette autre personne morale; et

5.2.3 pour apprécier la notion de propriété d’actions, il est fait abstraction de toute convention ou de tout accord ayant pour effet d’attribuer le titre de propriété de ces actions ou la qualité de détenteur inscrit à une personne autre que celle à qui elles appartiennent véritablement.

6.   Droit de vote

     Les détenteurs d’actions à droit de vote subalterne catégorie A et les détenteurs d’actions catégorie B ont droit d’être convoquées à toute assemblée des actionnaires de la Société, d’y assister et d’y voter, sauf à celles auxquelles seuls les détenteurs d’une catégorie ou d’une série particulière ont droit de vote; les actions à droit de vote subalterne catégorie A comportent un (1) vote par action et les actions catégorie B comportent dix (10) votes par action. Cependant, si la Société se propose (i) de fusionner avec toute société autre que l’une ou plusieurs des filiales en propriété exclusive de la Société, ou (ii) de vendre, louer ou transférer ou disposer autrement de la totalité ou de la quasi-totalité de ses biens en faveur de toute société autre que l’une ou plusieurs des filiales en propriété exclusive de la Société, ou (iii) de se liquider volontairement, se dissoudre ou distribuer ses biens parmi ses actionnaires en vue de liquider ses affaires, cette proposition ne sera adoptée que lorsque les détenteurs d’actions à droit de vote subalterne catégorie A, en plus de toute autre approbation qui peut être requise, votant séparément à l’égard de cette proposition, auront approuvé ladite proposition par résolution spéciale.

7.   Rang

     Sauf tel qu’autrement prévu aux présentes, chaque action à droit de vote subalterne catégorie A et chaque action catégorie B comportent les mêmes droits, privilèges, conditions et restrictions et sont égales à tous égards et doivent être traitées par la Société tout comme si elles constituaient des actions d’une seule et même catégorie.

8.   Modifications

     8.1   Sous réserve de l’article 8.2, toute modification aux statuts de la Société afin d’étendre, de diminuer ou de modifier les droits, privilèges, conditions et restrictions afférents aux actions à droit de vote subalterne catégorie A ou aux actions catégorie B doit être autorisée par une résolution adoptée aux deux tiers (2/3) au moins des voix exprimées par les détenteurs d’actions à droit de vote subalterne catégorie A et les détenteurs d’actions catégorie B, votant ensemble, à une assemblée des détenteurs d’actions à droit de vote subalterne catégorie A et des détenteurs d’actions catégorie B tenue à cette fin.

     8.2   Si les détenteurs d’actions à droit de vote subalterne catégorie A, comme catégorie, ou les détenteurs d’actions catégorie B, comme catégorie, sont affectés d’une manière ou dans une mesure différente de celle de l’autre catégorie d’actions, cette modification devra, en plus, être autorisée par une résolution adoptée aux deux tiers (2/3) au moins des voix exprimées à une assemblée des détenteurs d’actions de la catégorie qui est ainsi affectée ou signée de tous les détenteurs d’actions de la catégorie qui est ainsi affectée; cette assemblée pourra être tenue concurremment avec l’assemblée visée à l’article 8.1.

     8.3 Les formalités relatives à l’envoi de l’avis de convocation de toute assemblée des détenteurs d’actions à droit de vote subalterne catégorie A et des détenteurs d’actions catégorie B, à sa conduite ainsi qu’à son quorum seront, compte tenu des adaptations nécessaires, celles prévues aux règlements de la Société relatives aux assemblées des détenteurs d’actions comportant droit de vote de la Société.

* * * * *

Industry Canada Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

UNIFORÊT INC		297464-9

Name of corporation – Dénomination de la société		Corporation number – Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice ;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

(s) Director – Directeur		May 3, 1996 / le 3 mai 1996 Date of Amendment – Date de modification

Consumer and Corporate Affairs Canada Canada Business Corporations Act	Consommation et Affaires commerciales Canada Loi régissant les sociétés par actions de régime fédéral	FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 — Name of the Corporation — Dénomination sociale de la société	2 — Corporation No. — N° de la société

UNIFORÊT INC	297464-9

3 — The Articles of the above-named Corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

In increasing from 1 to 3 the minimum number and from 10 to 13 the maximum number of directors set out in paragraph 5 of the articles	En augmentant de 1 à 3 le nombre minimal et de 10 à 13 le nombre maximal d’administrateurs indiqué à l’alinéa 5 de ses statuts.

Date 22-04-96	Signature (s)	Denis Goyette	4 — Capacity of — En qualité de Secrétaire

FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT Filed — Déposée

May – Mai 03, 1996

Industry Canada Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

UNIFORÊT INC		297464-9

Name of corporation – Dénomination de la société		Corporation number – Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice ;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

(e) under section 192 of the Canada Business Corporations Act as set out in the attached articles of arrangement	☐	e) en vertu de l’article 192 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses d’arrangement ci-jointes.

(s) Director – Directeur		May 2, 1995 / le 2 mai 1995 Date of Amendment – Date de modification

Consumer and Corporate Affairs Canada Canada Business Corporations Act	Consommation et Affaires commerciales Canada Loi régissant les sociétés par actions de régime fédéral	FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 — Name of the Corporation — Dénomination sociale de la société	2 — Corporation No. — N° de la société

UNIFORÊT INC	297464-9

3 — The Articles of the above-named Corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

The provisions pertaining to the authorized capital stock of the Corporation set forth in Item 3 and Schedule 1 of its articles of Amendments attached to the Certificate of Amendment dated July 14, 1994 are hereby amended by:	Les dispositions relatives au capital social autorisé de la société énoncées à la rubrique 3 et à l’Annexe 1 des clauses modificatrices jointes au certificat de modification du 14 juillet 1994, sont, par les présentes, modifiées par :

(a) the replacement of the authorized number of 3,000,000 Class B Shares by an unlimited number of Class B Shares;	a) le remplacement du nombre autorisé de 3 000 000 d’actions catégorie B par un nombre illimité d’actions catégorie B;

(b) the subdivision, on the basis of 2 for 1, of the 8,563,500 presently outstanding Class A Subordinate Voting Shares into 17,127,000 Class A Subordinate Voting Shares;	b) le fractionnement, sur la base de 2 pour 1, des 8 563 500 actions à droit de vote subalterne catégorie A présentement en circulation en 17 127 000 actions à droit de vote subalterne catégorie A;

(c) the subdivision, on the basis of 2 for 1, of the 3,000,000 presently outstanding Class B Shares into 6,000,000 Class B Shares;	c) le fractionnement, sur la base de 2 pour 1, des 3 000 000 d’actions catégorie B, présentement en circulation en 6 000 000 d’actions catégorie B;

(d) the creation of a new class of Preferred Shares issuable in one or more series (the “Preferred Shares”), in an unlimited number, without par value, with the rights, privileges, conditions and restrictions set out in attached Schedule 1; and	d) la création d’une nouvelle catégorie d’actions privilégiées pouvant être émises en une ou plusieurs séries (les « Actions privilégiées ») en nombre illimité, sans valeur nominale, comportant les droits, privilèges, conditions et restrictions énoncés à l’Annexe 1 ci-jointe; et

(e) the amendment of the rights, privileges, conditions and restrictions attached to the Class A Subordinate Voting Shares and Class B Shares to provide for protective measures in the event of a takeover bid and to allow the issue of Class B Shares in order to maintain, further to the issue of Class A Subordinate Voting Shares, the percentage of votes of the Class B Shares in relation to the percentage of votes of the Class A Subordinate Voting Shares prior to such issue and, accordingly, the replacement of the provisions of the capital stock of the Corporation set out in Schedule 1 of the Articles of Amendment of the Corporation dated July 14, 1994 by the provisions set out in Schedule 1 hereby which forms part hereof,	e) la modification des droits, privilèges, conditions et restrictions afférents aux actions à droit de vote subalterne catégorie A et aux actions catégorie B afin de prévoir des mesures de protection en cas d’offre publique d’achat et afin de permettre, suite à une émission d’actions à droit de vote subalterne catégorie A, l’émission d’actions catégorie B pour maintenir le pourcentage des votes des actions catégorie B par rapport à celui des actions à droit de vote subalterne catégorie A qui existait avant l’émission et, par conséquent, le remplacement des dispositions du capital social de la société énoncées à l’Annexe 1 des clauses modificatrices de la société du 14 juillet 1994 par les dispositions énoncées à l’Annexe 1 ci-jointe, laquelle fait partie intégrante des présentes,

so that the authorized capital stock of the Corporation shall hereafter consist of an unlimited number of Preferred Shares, an unlimited number of Class A Subordinate Voting Shares and an unlimited number of Class B Shares, all without par value, of which 17,127,000 Class A Subordinate Voting Shares and 6,000,000 Class B Shares will be issued and outstanding as of the amendment of the articles, the whole as more fully described in Schedule 1 hereof.	de sorte que le capital social autorisé de la société soit dorénavant composé d’un nombre illimité d’actions privilégiées, d’un nombre illimité d’actions à droit de vote subalterne catégorie A et d’un nombre illimité d’actions catégorie B, toutes sans valeur nominale, dont 17 127 000 actions à droit de vote subalterne catégorie A et 6 000 000 d’actions catégorie B seront émises et en circulation à compter de la modification des statuts, le tout tel qu’il appert plus amplement à l’Annexe 1 ci-jointe.

Date 01-05-96	Signature (s)	4 — Capacity of — En qualité de Secrétaire

FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT Filed — Déposée

May – Mai 04, 1995

ANNEXE 1

1.   CAPITAL SOCIAL AUTORISÉ

La société est autorisée à émettre les actions suivantes :

a)	un nombre illimité d’actions à droit de vote subalterne catégorie A. sans valeur nominale (les « actions à droit de vote subalterne catégorie A »);

b)	un nombre illimité d’actions catégorie B, sans valeur nominale (les « actions catégorie B »); et

c)	un nombre illimité d’actions privilégiées, sans valeur nominale, pouvant être émises en une ou plusieurs séries (les « actions privilégiées »).

2.   DÉFINITIONS

À moins que le contexte n’indique un sens différent, aux fins des dispositions des articles 2 à 4.

a)	« Actions Converties » désigne les actions catégorie B qui résultent de la conversion d’actions à droit de vote subalterne catégorie A en actions catégorie B aux termes du paragraphe 4.4;

b)	« Agent de Transfert » désigne la ou les Personnes nommées de temps à autre par le conseil d’administration de la société pour agir à titre d’agent de transfert pour les actions à droit de vote subalterne catégorie A: advenant qu’aucune telle Personne ne soit nommée pour agir à ce titre, cette expression désigne la société;

c)	« contrôle » d’une personne morale par une autre ou plusieurs autres Personnes signifie le contrôle, par une ou plusieurs Personnes, qui détiennent ou sont bénéficiaires, autrement qu’à titre de garantie seulement, directement par le biais de la détention d’actions ou d’autres titres ou indirectement de quelque manière que ce soit, y compris par l’entremise d’une ou de plusieurs personnes morales interposées ou autrement de valeurs mobilières conférant plus de 50% du maximum possible des voix à l’élection des administrateurs de cette personne morale et dont lesdites valeurs mobilières confèrent un droit de vote permettant d’élire la majorité des administrateurs de cette personne morale, et « contrôler » signifie l’exercice du contrôle par une ou plusieurs Personnes;

d)	« Date de l’Offre » signifie à l’égard de toute offre, la date à laquelle cette offre est faite;

e)	« Date d’Expiration » désigne la dernière date à laquelle les détenteurs d’actions catégorie B peuvent accepter une Offre;

f)	« groupe » désigne un groupe au sens de la Loi sur les valeurs mobilières (Québec), telle quelle pourra être modifiée ou adoptée à nouveau;

g)	« Groupe Fondateur » désigne, l’une ou plusieurs des personnes suivantes, à savoir, MM. Michel Perron et Clermont Levasseur, leur épouse et conjoint respectif, leurs descendants en ligne directe nés ou à naître, leurs enfants adoptés légalement et l’épouse ou le conjoint de ces descendants ou enfants, les fiducies dont elles sont bénéficiaires, les personnes morales qu’elles contrôlent ou les filiales de ces personnes morales;

h)	« Groupe Majoritaire » signifie, à toute date donnée, l’une ou l’autre des Personnes suivantes ou n’importe quelle combinaison de ces Personnes :

i)	l’une ou plusieurs des Personnes formant le Groupe Fondateur;

ii)	toute personne morale (à l’exclusion de la société et des personnes morales sous son contrôle) sous le contrôle d’une ou de plusieurs Personnes formant le Groupe Fondateur,

pour autant que cette Personne ou ces Personnes ou n’importe quelle combinaison de ces Personnes contrôlent des actions de la société qui permettent d’exercer à cette date au moins 50% des droits de vote afférents à toutes les actions en circulation de toutes les catégories d’actions de la société comportant à cette date au moins un droit de vote;

i)	« Clermont Levasseur » désigne monsieur Clermont Levasseur, né le 22 juillet 1952 et qui est, en date des présentes, administrateur et président et chef des opérations de la société;

j)	« liens » désigne des liens au sens de la Loi sur les valeurs mobilières (Québec), telle qu’elle pourra être modifiée ou adoptée à nouveau;

k)	« Offrant » signifie toute Personne qui fait une Offre et désigne également les Personnes qui ont des liens avec l’Offrant ou font partie de son groupe de même que toute Personne qui, aux termes du document d’Offre, agit conjointement avec l’Offrant;

l)	« Offre » désigne une offre d’acheter des actions catégorie B, qui remplit les deux Conditions suivantes :

i)	en raison de la Loi sur les valeurs mobilières (Québec), telle qu’elle est actuellement en vigueur ou telle qu’elle pourra être modifiée ou adoptée à nouveau, elle doit être faite à la totalité ou à la quasi-totalité des détenteurs d’actions catégorie B qui sont dans une province du Canada à l’égard de laquelle s’applique cette obligation; et

ii)	elle n’est pas faite en même temps qu’une offre d’acheter des actions à droit de vote subalterne catégorie A identique à l’offre d’acheter des actions catégorie B pour ce qui est du prix par action et du pourcentage d’actions en circulation dont il doit être pris livraison, exception faite des actions détenues immédiatement avant l’offre par l’Offrant, de même qu’à tous autres égards importants (sauf quant aux conditions qui peuvent se rapporter à l’offre à l’égard des actions catégorie B), et elle ne prévoit pas d’autres conditions que le droit de ne pas prendre livraison des actions déposées et de ne pas les régler si aucune action n’est achetée dans le cadre de l’offre relative aux actions catégorie B.

Pour l’application de la présente définition, si une offre d’acheter des actions catégorie B n’est pas une Offre telle qu’elle est définie ci-dessus, mais serait une Offre si ce n’était du sous-alinéa ii), la modification de l’une ou l’autre des conditions de cette offre est réputée constituer la présentation d’une nouvelle offre, à moins qu’une modification identique ne soit faite à l’offre correspondante d’acheter des actions à droit de vote subalterne catégorie A.

m)	« Période de conversion » désigne la période qui débute le huitième jour après la Date de l’Offre et se termine à la Date d’Expiration;

n)	« Michel Perron » désigne monsieur Michel Perron, né le 27 avril 1932 et qui est, en date des présentes, administrateur, président du conseil et chef de la direction de la Société;

o)	« Personne » comprend une personne physique, une association, un gouvernement ou une personne morale;

p)	« personne morale » comprend toute entité dotée de la personnalité juridique, y compris une société de Personnes, notamment une société de Personnes constituée en vertu du Code civil du Bas-Canada ou du Code civil du Québec, et une fiducie. quelque soit son lieu ou mode de constitution.

3.   ACTIONS CATÉGORIE B

Les droits, privilèges, conditions et restrictions afférents aux actions catégorie B sont les suivants :

3.1   Droit de vote

3.1.1   Les détenteurs d’actions catégorie B ont droit de recevoir les avis de convocation et s’assurer et de voter à toutes les assemblées d’actionnaires de la société, annuelles ou extraordinaires, sauf tel qu’autrement prévu aux présentes. Chaque action catégorie B confère à son détenteur le droit à dix votes lors de toute assemblée d’actionnaires sauf celles auxquelles les détenteurs d’actions d’une catégorie ou d’une série donnée ont seuls le droit de voter en raison des dispositions de la loi ou des droits afférents à cette catégorie ou série.

3.1.2   Afin d’attester l’existence d’un Groupe Majoritaire, un détenteur d’actions catégorie B faisant partie du Groupe Majoritaire devra livrer à l’Agent de Transfert, dans les 45 jours suivant la fin de chaque exercice financier de la société, une déclaration solennelle établissant qu’il existe en date de cette déclaration solennelle un Groupe Majoritaire. Cette déclaration solennelle établira de plus le nombre d’actions catégorie B et le nombre d’actions à droit de vote subalterne catégorie A contrôlées par chaque Personne comprise dans le Groupe Majoritaire.

3.1.3   Si la déclaration solennelle prévue à l’alinéa 3.1.2 n’est pas livrée à l’Agent de Transfert dans les 45 jours suivant la fin d’un exercice financier de la société, l’Agent de Transfert devra immédiatement transmettre un avis à tous les détenteurs d’actions catégorie B apparaissant aux registres de l’Agent de Transfert. L’avis devra stipuler que s’il ne reçoit pas la déclaration solennelle prévue à l’alinéa 3.1.2 dans un délai de 30 jours de l’envoi de cet avis, chaque action catégorie B sera convertie en une action à droit de vote subalterne catégorie A.

3.1.4   En plus de la déclaration solennelle prévue à l’alinéa 3.1.2, les détenteurs d’actions catégorie B devront remettre à l’Agent de Transfert une copie de tout rapport d’initié qu’un détenteur d’actions catégorie B ou toute Personne du Groupe Majoritaire qui en a le contrôle aura été obligé de déposer en vertu de la Loi sur les valeurs mobilières (Québec).

3.1.5   Si à une date quelconque il n’existe plus de Groupe Majoritaire, la ou les Personnes qui étaient comprises dans le Groupe Majoritaire avant que le Groupe Majoritaire ne cesse d’exister devront remettre à l’Agent de Transfert une déclaration solennelle signée par la ou les Personnes qui étaient comprises dans le Groupe Majoritaire établissant qu’il n’existe plus de Groupe Majoritaire.

3.1.6   Si (i) l’Agent de Transfert ne reçoit pas la déclaration solennelle à l’expiration du délai de 45 jours prévu à l’alinéa 3.1.2 ou à l’expiration du délai de 30 jours prévu à l’alinéa 3.1.3 suite à l’envoi par l’Agent de Transfert de l’avis mentionné à l’alinéa 3.1.3 ou (ii) l’Agent de Transfert détermine de bonne foi, en agissant raisonnablement, après avoir étudié les rapports d’initié et le registre des valeurs mobilières de la société qu’aucun Groupe Majoritaire n’existe ou (iii) l’Agent de Transfert reçoit la déclaration solennelle prévue à l’alinéa 3.1.5, chaque action catégorie B sera dès lors et de ce seul fait convertie en une action à droit de vote subalterne catégorie A.

3.1.7   L’Agent de Transfert devra aviser, dans les 10 jours. la société de la conversion des actions catégorie B mentionnée à l’alinéa 3.1.6. La société devra faire parvenir à l’Agent de Transfert avec toute diligence, à compter de la date de la survenance d’un événement prévu à l’alinéa 3.1.6 convertissant chaque action catégorie B en une action à droit de vote subalterne catégorie A et verra à ce que soit transmis aux détenteurs d’actions catégorie B, aux détenteurs d’actions à droit de vote subalterne catégorie A et aux détenteurs de toute autre valeur mobilière de la société qui sont échangeables contre des actions à droit de vote subalterne catégorie A ou qui comportent le droit d’en acquérir (à l’adresse apparaissant aux registres de la société) un avis indiquant qu’un tel événement est survenu et que chaque action catégorie B a été convertie en une action à droit de vote subalterne catégorie A à cette date et comporte dorénavant un vote; cet avis pourra être envoyé par l’Agent de Transfert aux frais de la société si, après que l’Agent de Transfert ait demandé à la société de ce faire, la société néglige d’envoyer cet avis.

3.1.8   Lors de la conversion d’actions catégorie B en vertu du présent paragraphe 3.1, la société doit, sans frais pour le détenteur. Émettre, délivrer ou faire en sorte que soit délivré aux détenteurs des actions catégorie B ainsi converties, un ou plusieurs certificats émis à son nom ou à tout autre nom qui pourra être indiqué à la société par ce détenteur, et représentant le nombre d’actions à droit de vote subalterne catégorie A entièrement libérées auxquelles il a droit en raison de la conversion. Les droits d’un détenteur d’actions catégorie B, en tant que détenteur de celles-ci, cessent à compter de la date de la survenance d’un événement prévu à l’alinéa 3.1.6 et la Personne ayant droit de recevoir des actions à droit de vote subalterne catégorie A en raison de cette conversion est considérée, à toute fin, comme étant devenue le détenteur inscrit de ces actions à droit de vote subalterne catégorie A à cette date, sous réserve des dispositions de l’alinéa 3.1.9.

3.1.9   Le détenteur inscrit d’actions catégorie B à une date de référence choisie par la société afin de déterminer les détenteurs d’actions catégorie B ayant droit de recevoir un dividende déclaré sur ces actions catégorie B aura droit de recevoir ce dividende nonobstant le fait que les actions catégorie B qu’il détient soient converties en actions à droit de vote subalterne catégorie A selon les modalités et conditions qui précèdent après cette date de référence mais jusqu’à la date de paiement de ce dividende; de plus, le détenteur d’actions à droit de vote subalterne catégorie A émises suite à la conversion prendra rang égal avec les détenteurs inscrits de toute autre action à droit de vote subalterne catégorie A relativement à tous les dividendes déclarés payables aux détenteurs d’actions à droit de vote subalterne catégorie A inscrits comme tels à une date de référence donnée, si cette date de référence est postérieure à la date de conversion.

3.1.10   Les actions catégorie B converties en actions à droit de vote subalterne catégorie A deviendront alors des actions à droit de vote subalterne catégorie A émises comme entièrement libérées qui comportent les droits afférents aux actions à droit de vote subalterne catégorie A.

3.1.11   Lors d’une conversion d’actions catégorie B en actions à droit de vote subalterne catégorie A prévue au présent paragraphe 3.1, le compte capital déclaré tenu pour les actions catégorie B est réduit et le compte capital social déclaré tenu pour les actions à droit de vote subalterne catégorie A est augmenté d’un montant égal au montant apparaissant au compte capital déclaré tenu pour les actions catégorie B.

3.2   Dividendes

3.2.1   Sous réserve des droits prioritaires des détenteurs d’actions privilégiées, s’il en est, et sous réserve des droits des détenteurs d’actions à droit de vote subalterne catégorie A décrits ci-après, les détenteurs d’actions catégorie B ont droit de recevoir les dividendes que le conseil d’administration de la société peut déclarer et payer sur les actions catégorie B au moment et selon les modalités déterminées par le conseil d’administration de la société, à même les fonds de la société disponibles à bon droit au paiement de dividendes.

3.2.2   Des chèques de la société ou de son agent mandaté à cette fin, tirés sur une banque canadienne et payables à toute succursale de cette banque au Canada, seront émis relativement à ces dividendes aux

détenteurs d’actions catégorie B y ayant droit. La mise à la poste de ces chèques libérera la société de toute responsabilité relativement à ces dividendes jusqu’à concurrence des sommes qui y sont représentées, à moins que ces chèques ne soient pas payés sur présentation dûment faite.

3.2.3   Aucun dividende ne peut être déclaré ni payé sur les actions catégorie B à moins qu’un dividende d’un montant égal par action ne soit simultanément déclaré ou payé, selon le cas, sur les actions à droit de vote subalterne catégorie A alors en circulation.

3.3   Privilège de conversion

3.3.1   Le détenteur d’actions catégorie B a le droit de les convertir, à son gré et en tout temps, en totalité ou en partie, en actions à droit de vote subalterne catégorie A entièrement libérées, à raison d’une action à droit de vote subalterne catégorie A pour chaque action catégorie B; en pareil cas, les règles suivantes s’appliquent.

3.3.2   L’exercice du privilège de conversion est assujetti à l’approbation. si requise au moment de la conversion, de toute bourse à la cote de laquelle les actions à droit de vote subalterne catégorie A sont alors inscrites, ainsi qu’à l’approbation de toute commission de valeurs mobilières ou autre organisme similaire dont il y aurait lieu d’obtenir l’approbation.

3.3.3   Le privilège de conversion d’actions catégorie B est exercé par avis écrit transmis à la société à son siège social ou à l’agent des transferts pour les actions catégorie B et ce, à tout bureau de l’agent des transfert où le transfert des actions catégorie B peut être effectué. Cet avis doit être accompagné du ou des certificats représentant les actions catégorie B que le détenteur désire convertir en actions à droit de vote subalterne catégorie A. Cet avis doit être signé par le détenteur ou son représentant et il doit spécifier le nombre d’actions catégorie B que le détenteur désire convertir en actions à droit de vote subalterne catégorie A. Si une partie seulement des actions catégorie B représentées par le ou les certificats qui accompagnent l’avis doit être convertie, le détenteur a le droit de recevoir, aux frais de la société, un ou des certificats représentant les actions catégorie B qui ne doivent pas être converties.

3.3.4   Lors de toute conversion d’actions catégorie B, les certificats représentant les actions à droit de vote subalterne catégorie A résultant de la conversion sont émis au nom du détenteur d’actions catégorie B converties ou au nom que ce détenteur peut indiquer par écrit dans l’avis visé à l’alinéa 3.3.3.

3.3.5   Le privilège du détenteur d’actions catégorie B de convertir des actions catégorie B en actions à droit de vote subalterne catégorie A est présumé avoir été exercé et le détenteur (ou toute personne au nom de laquelle ce détenteur d’actions catégorie B a donné instructions d’émettre un certificat représentant les actions à droit de vote subalterne catégorie A qui doivent être émises conformément à l’alinéa 3.3.3), est réputé, à toutes fins utiles, être devenu un détenteur d’actions à droit de vote subalterne catégorie A à la date de réception par la société ou l’agent des transferts pour les actions catégorie B du ou des certificats représentant les actions catégorie B qui doivent être converties, accompagné(s) de l’avis visé à l’alinéa 3.3.3. ou encore, si les autorisations prévues par l’alinéa 3.3.2 n’ont pas alors encore été obtenues, à la date à laquelle elles le sont.

3.3.6   À compter de la date à laquelle le détenteur d’actions catégorie B est réputé devenir un détenteur d’actions à droit de vote subalterne catégorie A, conformément à l’alinéa 3.3.5, ce détenteur cesse d’avoir quelque droit que ce soit relativement aux actions catégorie B (sous réserve de ses droits de recevoir, à titre de détenteur inscrit, à toute date de référence pertinente antérieure à la date de conversion, les dividendes déclarés et impayés à cette date) et, à l’égard des actions à droit de vote subalterne catégorie A résultant de la conversion, il acquiert tous les droits d’un détenteur d’actions à droit de vote subalterne catégorie A.

3.3.7   Les actions à droit de vote subalterne catégorie A résultant de la conversion d’actions catégorie B sont réputées émises et attribuées à la date de conversion et en circulation à compter de cette date comme entièrement libérées, et du fait de pareille conversion :

     3.3.7.1   le nombre d’actions catégorie B en circulation est réduit du nombre d’actions catégorie B converties, et le nombre d’actions à droit de vote subalterne catégorie A en circulation est augmenté du nombre d’actions à droit de vote subalterne catégorie A émises au moment de la conversion; et

     3.3.7.2   la société réduit son compte de capital déclaré émis et payé afférent aux actions catégorie B du produit obtenu en multipliant le montant qui est la moyenne des montants reçus ou crédités à ce compte par action catégorie B lors de leur émission par le nombre d’actions catégorie B alors converties en action à droit de vote subalterne catégorie A, le compte de capital déclaré émis et payé afférent aux actions à droit de vote subalterne catégorie A étant de ce fait augmenté d’un montant équivalent.

3.4   Liquidation et dissolution

     Dans le cas de liquidation ou de dissolution de la société, de manière volontaire ou forcée, ou de toute autre distribution de l’actif de la société entre ses actionnaires aux fins de liquider ses affaires, les détenteurs d’actions catégorie B ont le droit de recevoir, après paiement par la société aux détenteurs d’actions privilégiées s’il en est, et aux détenteurs d’actions de toute autre catégorie prenant rang avant les actions catégorie B relativement à la distribution de l’actif de la société en cas de liquidation ou dissolution, action pour action, avec les détenteurs d’actions à droit de vote subalterne catégorie A, le reliquat des biens de la société, sans préférence ni distinction.

3.5   Fractionnement et regroupement

     Aucun fractionnement ni regroupement des actions à droit de vote subalterne catégorie A ou des actions catégorie B ne peut avoir lieu à moins qu’en même temps les actions à droit de vote subalterne catégorie A ou les actions catégorie B, selon le cas, ne soient fractionnées ou regroupées de la même façon et, dans cette éventualité, les droits, privilèges, conditions et restrictions alors afférents aux actions à droit de vote subalterne catégorie A et aux actions catégorie B seront aussi afférents aux actions à droit de vote subalterne catégorie A et aux actions catégorie B telles que fractionnées ou regroupées.

3.6   Rang des actions catégorie B

     Sauf tel qu’autrement prévu aux articles 3, 4 et 6, les actions catégorie B et les actions à droit de vote subalterne catégorie A comportent les mêmes droits, sont égales à tous égards et doivent être traitées par la société tout comme si elles constituaient des actions d’une seule et même catégorie.

3.7   Droit de maintien du pourcentage des votes des actions catégorie B

3.7.1   Sous réserve des dispositions de l’alinéa 3.7.2 ci-dessous, la société ne peut émettre d’actions catégorie B sans se conformer, dans chacune des juridictions concernées, aux règles dictées par l’organisme de réglementation des valeurs mobilières compétent.

3.7.2   Sous réserve des cas prévus à l’alinéa 3.7.3 et du cas où les détenteurs d’actions catégorie B renoncent au droit ci-après prévu au moyen d’une résolution adoptée par au moins des deux-tiers (2/3) des voix exprimées à une assemblée des détenteurs d’actions catégorie B tenue à cette fin, la société doit, suite à toute émission d’actions à droit de vote subalterne catégorie A, offrir aux détenteurs d’actions catégorie B, de la façon déterminée par les administrateurs, le droit d’acquérir, en proportion pour chaque détenteur du nombre d’actions catégorie B qu il détient alors (abstraction faite des fractions d’actions), un nombre global d’actions catégorie B qui soit tel que si les détenteurs décidaient d’acquérir la totalité des actions catégorie B qu ils pourraient ainsi acquérir, le pourcentage de droits de vote afférents aux actions catégorie B émises et en circulation immédiatement après cette acquisition par rapport à l’ensemble des droits de vote afférents à toutes les actions à droit de vote subalterne catégorie A et toutes les actions catégorie B émises et en circulation immédiatement après cette acquisition, est le même immédiatement après l’émission des actions à droit de vote subalterne catégorie A et immédiatement avant cette émission. Le droit d’acquisition conféré par le présent article aux détenteurs d’actions catégorie B doit leur permettre

d’acquérir les actions offertes moyennant une contrepartie, pour chaque action catégorie B, au moins aussi élevée que le montant ajouté par la société au compte du capital social émis et payé afférent aux actions à droit de vote subalterne catégorie A pour chacune des actions de cette catégorie ayant été émises. Par ailleurs, ce droit d’acquisition conféré aux détenteurs d’actions catégorie B n’est cessible qu’entre les détenteurs d’actions catégorie B au moment où le droit est conféré.

En cas d’émission d’actions à droit de vote subalterne catégorie A dans le cadre de l’exercice d’options, de droits de souscription ou d’achat ou encore de droits de conversion ou d’échange de titres conférés par la société, celle-ci doit offrir aux porteurs d’actions catégorie B le droit d’acquisition prévu au présent article à l’expiration de la période (ou s’il y en a plus d’une, à l’expiration de chacune des périodes) prévue pour l’exercice de ces options, droits de souscription, droits d’achat ou droits de conversion ou d’échange et la contrepartie exigible pour l’émission des actions catégorie B est alors au moins aussi élevée, pour chaque action catégorie B que le montant moyen ajouté par la société au compte du capital social émis et payé afférent aux actions à droit de vote subalterne catégorie A lors de l’émission des actions de cette catégorie suite à l’exercice de ces options ou de ces droits.

     Nonobstant ce qui est prévu au présent paragraphe 3.7, la société ne sera pas tenue d’offrir le droit d’acquisition d’actions catégorie B y prévu aux détenteurs d’actions catégorie B résidant dans une juridiction où elle n’a pas émis d’actions à droit de vote subalterne catégorie A donnant ouverture à ce droit d’acquisition.

     Une émission d’actions à droit de vote subalterne catégorie A est valide même s’il y a contravention aux dispositions du présent paragraphe.

3.7.3   Les dispositions de l’alinéa 3.7.2 ne reçoivent pas application à l’égard de l’émission d’actions à droit de vote subalterne catégorie A :

3.7.3.1 en tant que dividendes-actions;

3.7.3.2 seulement à des employés de la société ou ses filiales (au sens donné à ce mot par le paragraphe 2(5) de la Loi canadienne sur les sociétés par actions, dans le cadre d’un plan ou régime d’achat d’actions ou d’options d’achat d’actions admissibles en vertu des législations ou des règlements alors en vigueur régissant les valeurs mobilières;

3.7.3.3 résultant de l’échange ou de la conversion d’actions catégorie B.

4.   ACTIONS À DROIT DE VOTE SUBALTERNE CATÉGORIE A

Les droits, privilèges, conditions et restrictions afférents aux actions à droit de vote subalterne catégorie A sont les suivants.

4.1   Droit de vote

Les détenteurs d’actions à droit de vote subalterne catégorie A ont droit de recevoir les avis de convocation et d’assister et de voter à toutes les assemblées d’actionnaires de la société, annuelles ou extraordinaires, sauf tel qu’autrement prévu aux présentes. Chaque action à droit de vote subalterne catégorie A confère à son détenteur le droit à un vote lors de toute assemblée d’actionnaires sauf celles auxquelles les détenteurs d’actions d’une catégorie ou d’une série donnée ont seuls le droit de voter en raison des dispositions de la loi ou des droits afférents à cette catégorie ou série. Cependant, si la société se propose (i) de fusionner avec toute société autre que l’une ou plusieurs des filiales en propriété exclusive de la société, ou (ii) de vendre, louer ou transférer ou disposer autrement de la totalité ou de la quasi-totalité de ses biens en faveur de toute société autre que l’une ou plusieurs des filiales en propriété exclusive de la société, ou (iii) de se liquider volontairement, se dissoudre ou distribuer ses biens parmi ses actionnaires en vue de liquider ses affaires.

cette proposition ne sera adoptée que lorsque les détenteurs d’actions à droit de vote subalterne catégorie A. en plus de toute autre approbation qui peut être requise, votant séparément à l’égard de cette proposition. auront approuvé ladite proposition par résolution spéciale.

4.2   Dividendes

4.2.1   Sous réserve des droits prioritaires des détenteurs d’actions privilégiées, s’il en est, et d’actions de toute autre catégorie prenant rang avant les actions à droit de vote subalterne catégorie A en matière de dividendes, et sous réserve des droits des détenteurs d’actions catégorie B décrits ci-après, les détenteurs d’actions à droit de vote subalterne catégorie A ont droit de recevoir les dividendes que le conseil d’administration de la société peut déclarer et paver sur les actions à droit de vote subalterne catégorie A au moment et selon les modalités déterminées par le conseil d’administration de la société, à même les fonds de la société disponibles à bon droit au paiement de dividendes.

4.2.2   Des chèques de la société ou de son agent mandaté cette fin, tirés sur une banque canadienne et payables à toute succursale de cette banque au Canada, seront émis relativement à ces dividendes aux détenteurs d’actions à droit de vote subalterne catégorie A y ayant droit. La mise à la poste de ces chèques libérera la société de toute responsabilité relative à ces dividendes jusqu’à concurrence des sommes qui y sont représentées à moins que ces chèques ne soient pas payés sur présentation dûment faite.

4.2.3   Aucun dividende ne peut âtre déclaré et payé sur les actions à droit de vote subalterne catégorie A à moins qu’un dividende d’un montant égal par action ne soit simultanément déclaré et payé sur les actions catégorie B alors en circulation.

4.3   Liquidation et dissolution

Dans le cas de liquidation ou de dissolution de la société, de manière volontaire ou forcée, ou de toute autre distribution de l’actif de la société entre ses actionnaires aux fins de :liquider ses affaires, les détenteurs d’actions à droit de vote subalterne catégorie A ont le droit de recevoir, après paiement par la société aux détenteurs d’actions privilégiées, s’il en est, et aux détenteurs d’actions de toute autre catégorie prenant rang avant les actions à droit de vote subalterne catégorie A relativement à la distribution de l’actif de la société en cas de liquidation ou dissolution, action pour action, avec les détenteurs d’actions catégorie B, le reliquat des biens de la société, sans préférence ni distinction.

4.4   Privilège de conversion

4.4.1   Sous réserve des dispositions du présent paragraphe 4.4, si une Offre est faite, chaque action à droit de vote subalterne catégorie A en circulation sera convertible, pendant la Période de conversion, au gré du détenteur, contre une action catégorie B, mais pour Les fins seulement de permettre à ce détenteur d’accepter l’Offre.

4.4.2   Le privilège de conversion des actions à droit de vote subalterne catégorie A prévu à l’alinéa 4.4.1 peut âtre exercé par avis écrit transmis à la société, à son siège social, ou à l’Agent de Transfert, à tout bureau de l’Agent de Transfert auquel le transfert d’actions à droit de vote subalterne catégorie A peut être inscrit et cet avis doit être accompagné du certificat ou des certificats représentant les actions à droit de vote subalterne catégorie A que le détenteur désire convertir en actions catégorie B; cet avis doit être signé par le détenteur ou son représentant dûment autorisé et spécifier le nombre d’actions à droit de vote subalterne catégorie A que le détenteur désire convertir en actions catégorie B; si une partie seulement des actions à droit de vote subalterne catégorie A représentées par un certificat accompagnant l’avis doit être convertie, le détenteur a droit de recevoir, aux frais de la société, un nouveau certificat représentant les actions à droit de vote subalterne catégorie A représentées par le certificat transmis de la manière mentionnée ci-dessus qui ne doivent pas être converties.

4.4.3   Le fait par un détenteur d’actions à droit de vote subalterne catégorie A de donner l’avis de conversion prévu à l’alinéa 4.4.2 constitue l’Agent de Transfert le mandataire de ce détenteur aux fins de l’Offre et aux fins de poser tout geste pour parfaire l’acceptation de l’Offre au nom de ce détenteur, sous réserve toutefois des dispositions de l’alinéa 4.4.11. La signature et la livraison en bonne et due forme à l’Agent de Transfert par un détenteur d’actions à droit de vote subalterne catégorie A ou son représentant dûment autorisé de toute formule d’acceptation fournie avec l’Offre, accompagnée du certificat ou des certificats représentant ces actions à droit de vote subalterne catégorie A, sont réputées constituer la remise par ce détenteur à l’Agent de Transfert de l’avis de conversion.

4.4.4   Lors de toute conversion d’actions à droit de vote subalterne catégorie A par un détenteur en verni de l’alinéa 4.4.1, la société verra à ce que l’Agent de Transfert émette au nom dudit Agent de Transfert, à titre de i des détenteurs ayant choisi d’exercer le privilège de conversion, un certificat représentant les actions catégorie B résultant de cette conversion.

4.4.5   Si le détenteur d’actions à droit de vote subalterne catégorie A choisit d’exercer le privilège de conversion conféré à l’alinéa 4.4.1, il est réputé avoir choisi irrévocablement de déposer les Actions Converties en réponse à l’Offre (sous réserve de son droit de révoquer par la suite le dépôt des actions dans le cadre de l’offre) et d’exercer le droit de convertir en actions à droit de vote subalterne catégorie A la totalité des Actions Converties à l’égard desquelles ce détenteur exerce son droit de révocation du dépôt dans le cadre de l’Offre ou dont il n’est pas ultimement pris livraison dans le cadre de l’Offre. La conversion en actions à droit de vote subalterne catégorie A, dans le cadre de ce choix réputé, des Actions Converties à l’égard desquelles le détenteur exerce sont droit de révocation du dépôt dans le cadre de l’Offre prend effet au moment où ce droit de révocation est exercé. Si le droit de révocation n’est pas exercé, la conversion en actions à droit de vote subalterne catégorie A dans le cadre de ce choix présumé prend effet :

a)	à l’égard d’une Offre menée à terme, immédiatement après le moment où l’Offrant doit, aux termes des lois en matière de valeurs mobilières applicables, prendre livraison de toutes les actions qu’il doit acquérir dans le cadre de l’Offre et les régler;

b)	à l’égard d’une Offre abandonnée ou retirée, au moment de l’abandon ou du retrait.

4.4.6   Après l’émission d’un certificat d’actions catégorie B au nom de l’Agent de Transfert comme mandataire de tout détenteur, comme il est prévu à l’alinéa 4.4.4, l’Agent de Transfert pose, de la façon qu’il jugera opportune ou, le cas échéant, selon les directives écrites de ce détenteur, les gestes nécessaires aux fins de parfaire l’acceptation de l’Offre au nom de ce détenteur, y compris le dépôt de ce certificat et de tout autre document requis auprès du dépositaire aux termes de l’Offre. À cet égard, l’Agent de Transfert peut, à sa discrétion, inscrire une mention sur tout tel certificat ou y joindre un vis écrit à l’effet que les actions catégorie B représentées par ce certificat sont assujetties à certaines restrictions et conditions énoncées aux alinéas 4.4.7, 4.4.8 et 4.4.9 qui suivent. Aucun certificat d’actions ne sera délivré aux détenteurs d’Actions Converties à l’égard de ces actions tant que celles-ci n’auront pas été déposées en réponse à l’Offre. L’Agent de Transfert doit, pour le compte des détenteurs des Actions Converties, déposer dans le cadre de l’Offre un ou plusieurs certificats qui représentent les Actions Converties. Une fois l’Offre réalisée, l’Agent de Transfert doit remettre, aux détenteurs qui y ont droit, la totalité de la contrepartie versée par l’Offrant pour leurs Actions Converties dans le cadre de l’Offre. Si les Actions Converties sont converties en actions à droit de vote subalterne catégorie A aux termes de l’alinéa 4.4.5, l’Agent de Transfert doit délivrer, aux détenteurs qui y ont droit, les certificats d’actions relatifs aux actions à droit de vote subalterne catégorie A qui résultent de la conversion. La société doit prendre, avec l’Agent de Transfert, tous les arrangements nécessaires ou souhaitables pour l’application du présent alinéa 4.4.6.

4.4.7   Sous réserve de l’alinéa 4.4.8, le privilège de conversion conféré à l’alinéa 4.4.1 ne s’applique pas dans les cas suivants :

a)	avant le moment de la présentation de l’offre, l’Agent de Transfert et le secrétaire de la société se voient délivrer une ou plusieurs attestations, signées par un ou plusieurs actionnaires de la société qui détiennent au total, au moment de la présentation de l’Offre, plus de 50% des actions catégorie B alors en circulation, exception faite des actions détenues immédiatement avant la présentation de l’Offre par l’Offrant, ou pour le compte de tels actionnaires, et ces attestations confirment, dans le cas de chacun de ces actionnaires, que l’actionnaire ne doit pas :

(i)	déposer route action en réponse à l’Offre, sans transmettre, à l’Agent de Transfert et au secrétaire de la société, un avis écrit de cette acceptation ou acceptation projetée au moins sept jours avant la Date d’Expiration;

(ii)	présenter une Offre;

(iii)	agir conjointement avec une Personne ou une personne morale qui présente une Offre;

(iv)	céder des actions catégorie B, directement ou indirectement, pendant la durée de validité d’une Offre, sans transmettre, à l’Agent de Transfert et au secrétaire de la société, un avis écrit de cette cession ou cession projetée au moins sept jours avant la Date d’Expiration, et d’indiquer dans cet avis, si le cédant les connaît, le nom des cessionnaires et le nombre d’actions catégorie B qui sont ou doivent être cédées à chaque cessionnaire;

b)	au terme du septième jour qui suit la Date de l’Offre, l’Agent de Transfert et le secrétaire de la société se voient délivrer une ou plusieurs attestations, signées par un ou plusieurs actionnaires de la société qui détiennent alors au total plus de 50% des actions catégorie B alors en circulation, exception faite des actions détenues immédiatement avant l’Offre par l’Offrant, ou pour le compte de tels actionnaires, et ces attestations confirment, dans le cas de chacun de ces actionnaires :

(i)	le nombre d’actions catégorie B que détient l’actionnaire;

(ii)	le fait que l’actionnaire n’est pas l’auteur de l’offre, n’a pas de liens ou n’agit pas conjointement avec la Personne qui fait l’offre ni ne fait partie du groupe de celle-ci;

(iii)	le fait que l’actionnaire ne doit pas déposer toute action en réponse à l’Offre, y compris une forme modifiée de l’offre, sans transmettre, à l’Agent de Transfert et au secrétaire de la société, un avis écrit de cette acceptation ou acceptation projetée au moins sept jours avant la Date d’Expiration;

(iv)	le fait que l’actionnaire ne doit pas céder directement ou indirectement des actions catégorie B, avant la Date d’Expiration, sans transmettre à l’Agent de Transfert et au secrétaire de la société un avis écrit de la cession ou de la cession projetée au moins sept jours avant la Date d’Expiration et d’indiquer dans cet avis, s’il les connaît, le nom des cessionnaires et le nombre d’actions catégorie B qui sont ou doivent être cédées à chaque cessionnaire:

c)	au terme du septième jour qui suit la Date de l’Offre, des actionnaires de la société qui détiennent au total plus de 50% des actions catégorie B alors en circulation, à l’exclusion des actions détenues immédiatement avant la présentation de l’Offre par l’Offrant, délivrent à l’Agent de Transfert et au Secrétaire de la société des attestations conformes au sous-alinéa a) ou au sous-alinéa b).

4.4.8   Nonobstant l’alinéa 4.4.7, le privilège de conversion conféré par l’alinéa 4.4.1 s’applique si, au terme du septième jour qui suit la Date de l’Offre, l’Agent de Transfert et le secrétaire de la société ne se sont pas vu délivrer une ou plusieurs attestations au nom du Groupe Majoritaire signées par une Personne faisant partie du Groupe Majoritaire, qui confirment qu’aucune action catégorie B contrôlée à ce moment par une ou plusieurs Personnes formant le Groupe Majoritaire ou par une ou plusieurs personnes morales contrôlées par une ou plusieurs Personnes formant le Groupe Majoritaire, n’a été ou ne sera déposée en réponse à l’Offre.

4.4.9   Si l’avis dont il est question à la clause 4.4.7 a)(i), 4.4.7 a)(iv), 4.4.7 b)(iii) ou 4.4.7 b)(iv) est donné et que le privilège de conversion conféré à l’alinéa 4.4.1 ne s’est pas appliqué, l’Agent de Transfert doit, sans délai, lorsqu’il reçoit l’avis ou le septième jour qui suit la Date de l’Offre, selon la dernière de ces éventualités, déterminer le nombre d’actions catégorie B à l’égard desquelles il subsiste des attestations conformes au sous-alinéa 4.4.7 a), 4.4.7 b) ou 4.4.7 c). Pour la détermination de ce nombre, les attestations à l’égard desquelles un tel avis a été déposé ne sont pas considérées comme des attestations qui subsistent pour ce qui concerne les actions catégorie B auxquelles l’avis se rapporte; la cession qui fait l’objet de l’avis mentionné à la clause 4.4.7 a)(iv) ou 4.4.7 b)(iv) est réputée avoir déjà eu lieu au moment de la détermination; dans le cas de l’avis mentionné à la clause 4.4.7 a)(iv) ou 4.4.7 b)(iv), le cessionnaire est réputé être une Personne ou une personne morale de qui l’Agent de Transfert n’a pas reçu d’attestation qui subsiste à moins que celui-ci n’ait été informé de l’identité du cessionnaire, soit par un tel avis, soit par un écrit du cessionnaire, et que ce cessionnaire soit une Personne ou une personne morale de qui l’Agent de Transfert a reçu une attestation qui subsiste. Si le nombre d’actions catégorie B ainsi déterminé ne dépasse pas 50% du nombre d’actions catégorie B alors en circulation, exclusion faite des actions détenues immédiatement avant la présentation de l’Offre par l’Offrant, et que l’alinéa 4.4.8 ne s’applique pas, cet alinéa cesse de s’appliquer et le privilège de conversion conféré à l’alinéa 4.4.s’applique pendant le reste de la Période de conversion.

4.4.10   Tout paiement du prix d’actions reçu d’un Offrant par l’Agent de Transfert à titre de mandataire des détenteurs d’actions à droit de vote subalterne catégorie A est versé par l’Agent de Transfert à chacun de ces détenteurs selon le nombre d’actions à droit de vote subalterne catégorie A qu’il détenait immédiatement avant la conversion et qui sont ainsi payées.

4.4.11   Un détenteur d’actions à droit de vote subalterne catégorie A a le droit de donner à l’Agent de Transfert, agissant comme son mandataire toute instruction écrite relativement à l’exercice de tout droit de ce détenteur en vertu de l’Offre, y compris le droit de révocation du dépôt de titres en réponse à l’Offre, le cas échéant, et le droit d’accepter ou de refuser toute Offre subséquente faite après qu’une première Offre ait été lancée.

4.4.12   Dans les meilleurs délais suivant la Date de L’Offre, l’Agent de Transfert donnera un avis écrit aux détenteurs d’actions à droit de vote subalterne catégorie A énonçant en substance les dispositions prévues à l’article 2 et aux alinéas 4.4.1 à 4.4.13, cet avis étant accompagné d’une copie de l’Offre e de tout autre document transmis aux détenteurs d’actions catégorie B, et aussitôt que possible après l’envoi de tout document additionnel aux détenteurs d’actions catégorie B concernant l’Offre, y compris un avis de modification, la société devra transmettre une copie de toute documentation additionnelle à chaque détenteur d’actions à droit de vote subalterne catégorie A. Avant ou concurremment à l’envoi d’un avis prévu au présent alinéa 4.4.12 la société fera en sorte qu’un communiqué soit émis à une agence de presse nationale canadienne décrivant le contenu de l’avis.

4.4.13   Les actions à droit de vote subalterne catégorie A converties en actions catégorie B. sauf celles réputées ne jamais avoir été converties aux termes des alinéas 4.4.7 ou 4.4.8, deviendront des actions catégorie B émises qui comporteront les droits afférents aux actions catégorie B émises comme entièrement payées et libérées, sous réserve des dispositions de l’alinéa 4.4.9.

4.4 14   Lors d’une conversion d’actions à droit de vote subalterne catégorie A en actions catégorie B prévue au présent paragraphe 4.4, le compte capital déclaré tenu pour les actions à droit de vote subalterne catégorie A est réduit, et le compte capital déclaré tenu pour les actions catégorie B est augmenté d’un montant égal au quotient obtenu en divisant i) le produit obtenu en multipliant le montant apparaissant au compte capital déclaré tenu pour les actions à droit de vote subalterne catégorie A par le nombre d’actions à droit de vote subalterne catégorie A ainsi converties par ii) le nombre total d’actions à droit de vote subalterne catégorie A émises et en circulation immédiatement avant cette conversion.

4.4.15   Tous les frais et dépenses encourus par l’Agent de Transfert pour la mise en oeuvre et l’administration des dispositions qui précèdent seront à la charge de la société.

4.5   Fractionnement et regroupement

     Aucun fractionnement ni regroupement des actions à droit de vote subalterne catégorie A ou des actions catégorie B ne peut avoir lieu à moins qu’en même temps les actions catégorie B ou les actions à droit de vote subalterne catégorie A, selon le cas, ne soient fractionnées ou regroupées de la même façon et, dans cette éventualité, les droits, privilèges, conditions et restrictions alors afférents aux actions à droit de vote subalterne catégorie A et aux actions catégorie B seront aussi afférents aux actions à droit de vote subalterne catégorie A et aux actions catégorie B telles que fractionnées ou regroupées.

4.6   Rang des actions à droit de vote subalterne catégorie A

Sauf tel qu’autrement prévu aux articles 3, 4 et 6, les actions à droit de vote subalterne catégorie A et les actions catégorie B comportent les mêmes droits, sont égales à tous égards et doivent être traitées par la société tout comme si elles constituaient des actions d’une seule et même catégorie.

5.   ACTIONS PRIVILÉGIÉES

Les droits, privilèges, conditions et restrictions afférents aux actions privilégiées, en tant que catégorie sont les suivants.

5.1   Émission en séries

     Sous réserve des droits, conditions et restrictions que comporte toute série en circulation à quelque moment que ce soit, les actions privilégiées peuvent, en tout temps et de temps à autre, être émises en une ou plusieurs séries, chaque série comportant le nombre d’actions qui sera déterminé avant leur émission par résolution du conseil d’administration.

5.2   Dispositions afférentes aux séries

     Sous réserve des dispositions qui suivent, lesquelles s’appliquent aux actions privilégiées de toutes les séries, de même que des droits, privilèges, conditions et restrictions afférents à toute catégorie et à toute série d’actions en circulation à quelque moment que ce soit, et des dispositions de la Loi canadienne sur les sociétés par actions, les administrateurs ont la faculté de déterminer, par voie de résolution dûment adoptée avant l’émission des actions privilégiées de chaque série et sans qu’il soit nécessaire de recourir à l’adoption d’une résolution spéciale par les actionnaires, le nombre et la désignation des actions privilégiées de telle série ainsi que les droits, privilèges, conditions et restrictions afférents aux actions privilégiées de telle série, y compris, mais sans restreindre la portée de ce qui précède, le taux ou le montant ou la méthode de calcul et les modalités de paiement des dividendes, cumulatifs ou non, les conditions et les modalités de rachat ou d’achat, et les administrateurs doivent, avant d’émettre des actions privilégiées de telle série, modifier les statuts de la société afin d’y inscrire, selon le cas, le nombre et la désignation ainsi que les droits, privilèges, conditions et restrictions déterminés pour les actions privilégiées de telle série.

5.3   Dividendes

     Les détenteurs inscrits des actions privilégiées ont droit de recevoir, au cours de chaque exercice financier de la société, quand et lorsque déclarés par les administrateurs de la société, des dividendes préférentiels, qui sont cumulatifs ou non cumulatifs et payables aux époques, à tels taux ou pour tels montants et à l’endroit ou aux endroits qui sont déterminés par les administrateurs relativement à chaque série avant l’émission de toute action privilégiée de telle série.

     Aucun dividende ne peut être déclaré et payé ou mis de côté pour paiement à quelque époque que ce soit au cours de tout exercice financier de la société, sur ou à l’égard de toute autre action de son capital social prenant rang après les actions privilégiées, à moins que tous les dividendes accumulés sur toutes les actions privilégiées des séries à dividendes cumulatifs n’aient été déclarés et payés ou mis de côté pour paiement et que tous les dividendes sur toutes les actions privilégiées des séries à dividendes non cumulatifs n’aient été déclarés et payés ou mis de côté pour paiement.

     Les actions privilégiées ne participent pas autrement aux profits ou au surplus d’actif la société.

5.4   Achat

     Sous réserve des dispositions de l’article 36 de la Loi canadienne sur les sociétés par actons, la société a le droit, à son gré. en ce qui a trait aux actions privilégiées de l’une ou l’autre des séries qui, suivant les dispositions y afférentes, peuvent être achetées par la société, d’acheter pour annulation, en tout temps, la totalité ou, à l’occasion, toute partie des actions privilégiées alors en circulation de cette série, en acquérant telles actions par soumission ou, avec le consentement unanime des détenteurs d’actions privilégiées de cette série, par contrat privé, aux prix qui sont déterminés par les administrateurs de la société relativement à chaque série, avant l’émission de toute action de telle série.

     Cependant, dans le cas d’acquisition d’actions par soumission, la société doit donner avis tous les détenteurs inscrits d’actions privilégiées de cette série alors en Circulation, de la manière prescrite dans les règlements de la société pour les avis des assemblées, de son intention de demander des soumissions, et, si deux soumissions ou plus pour des actions privilégiées de cette série au même prix sont reçues et que ces actions ajoutées à toutes les actions pour lesquelles on a déjà reçu des soumissions à plus has prix représentent un total d’actions plus élevé que le nombre des actions assujetties à l’achat à telle date, la société répartira, parmi les actionnaires faisant ces soumissions au même prix, le nombre d’actions nécessaire pour compléter le nombre d’actions assujetties à l’achat à cette date. A compter de la date de l’acquisition des actions privilégiées de cette série, elles sont annulées.

5.5   Rachat facultatif ou obligatoire

     Sous réserve des dispositions de l’article 36 de la Loi canadienne sur les sociétés par actions, la société a le droit, à son gré, en ce qui a trait aux actions privilégiées de l’une ou l’autre des séries qui, suivant les dispositions y afférentes, sont rachetables, de racheter, en tout temps, la totalité ou, à l’occasion, toute partie des actions privilégiées alors en circulation de cette série, en donnant avis tel que ci-après stipulé et sur paiement du prix de rachat qui est déterminé par les administrateurs relativement à chaque série avant l’émission de toute action de telle série et, dans le cas d’actions privilégiées d’une série à dividendes cumulatifs, de tous les dividendes alors accumulés sur celles-ci et impayés et, dans le cas d’actions privilégiées d’une série à dividendes non cumulatifs, de tous les dividendes alors déclarés sur celles-ci et impayés.

     Sous réserve des dispositions de l’article 36 de la Loi canadienne sur les sociétés par actions, la société doit cependant racheter le nombre ou le pourcentage d’actions privilégiées de l’une ou l’autre des séries en circulation qu’elle est tenue de racheter en vertu des dispositions afférentes aux actions privilégiées de cette série et ce rachat obligatoire sera effectué aux dates et aux prix indiqués aux dispositions afférentes aux actions p de cette série.

     Dans le cas de rachat partiel, les actions privilégiées de cette série à être rachetées sont choisies, en autant que possible, proportionnellement parmi les détenteurs de toutes les actions privilégiées de cette série alors en circulation. La société. au moins 15 jours avant la date fixée pour le rachat, donne avis par écrit, à chaque personne qui. au jour de l’expédition de cet avis, est un détenteur inscrit d’actions privilégiées de cette série assujetties au rachat, de l’intention la société de les racheter. Cependant. tout détenteur de telles actions peut, sans préjudice aux droits des autres détenteurs d’actions privilégiées de cette série, dispenser la société de lui donner tel avis. Cet avis, s’il en est, est donné en le mettant à la poste sous pli affranchi et recommandé, adressé au détenteur inscrit, à la dernière adresse du détenteur qui apparaît aux livres de la société, ou, advenant le cas où l’adresse du détenteur n’apparaît pas, à la dernière adresse connue du détenteur. Cet avis énonce la date à laquelle le rachat doit être effectué et l’endroit ou les endroits désignés pour le paiement du prix de rachat et, dans le cas de rachat partiel, le nombre des actions assujetties au rachat détenues par la personne à qui l’avis est adressé. Si avis du rachat est donné tel que ci-dessus mentionné et si un montant suffisant pour racheter les actions privilégiées de cette série appelées pour rachat est déposé auprès des banquiers de la société, ou à tout autre endroit ou endroits désignés dans l’avis, à la date fixée pour le rachat ou auparavant, les détenteurs de telles actions n’ont, par la suite, aucun droit dans ou contre la société ni aucun autre droit, sauf celui de recevoir le paiement de tel prix de rachat à même les deniers ainsi déposés, sur présentation et remise des certificats représentant telles actions ainsi appelées pour rachat. À compter de la date de tel dépôt, les actions privilégiées de cette série ainsi rachetées sont considérées comme ayant été rachetées et elles sont annulées.

5.6   Liquidation et dissolution

     Dans le cas de la liquidation ou dissolution de la société ou de toute distribution des biens de la société entre les actionnaires aux fins de liquider ses affaires, aucun montant n’est payé ni aucun actif distribué aux détenteurs d’actions de toute autre catégorie d’actions de la société prenant rang après les actions privilégiées, jusqu’à ce qu’il ait été payé aux détenteurs des actions privilégiées le montant total de l’apport reçu en contrepartie des actions privilégiées détenues par eux respectivement et, dans le cas d’actions privilégiées d’une série à dividendes cumulatifs, de tous les dividendes alors accumulés sur celles-ci et impayés et, dans le cas d’actions privilégiées d’une série à dividendes non cumulatifs, de tous les dividendes alors déclarés sur celles, et impayés, plus, s’il y a lieu, tout autre montant qui est déterminé par les administrateurs relativement à chaque série avant l’émission de toutes actions privilégiées de telle série, et les détenteurs des actions privilégiées ont droit au paiement, à parts égales et proportionnelles, de tout cet argent, à même l’actif de la société de préférence aux détenteurs d actions de toutes autres catégories d’actions de la société prenant rang après les actions privilégiées et avec priorité sur ceux-ci. Tout le reste de l’actif et des fonds de la société est distribué et payé aux détenteurs d’actions des autres catégories d’actions de la société selon leurs droits respectifs.

5.7   Droit de vote

     Sauf dispositions expressément contraires contenues aux présentes et dans la Loi canadienne sur les sociétés par actions, les détenteurs des actions privilégiées n’ont, de ce fait, aucun droit de vote à l’élection des administrateurs ou pour toutes autres fins et n’ont pas le droit de recevoir avis des assemblées des actionnaires ni d’y assister.

5.8   Rang égal entre les séries

     Les actions privilégiées de chaque série prennent rang égal avec les actions privilégiées de chacune des autres séries en ce qui a trait au paiement de dividendes et à la répartition de l’actif advenant la liquidation ou dissolution de la société, qu’elle soit volontaire ou non. Toutefois, dans le cas où l’actif ne suffit pas à rembourser pleinement le montant dû sur les actions privilégiées, l’actif est appliqué, en premier lieu, au paiement égal et proportionnel du montant payé en contrepartie pour les actions privilégiées de chaque série et, en second lieu, au paiement égal et proportionnel des dividendes cumulatifs accumulés et impayés, qu’ils aient été déclarés ou non, et des dividendes non cumulatifs déclarés et impayés, selon le cas.

5.9   Modifications

Tant qu’il y a des actions privilégiées en circulation, la société ne peut, sauf avec l’approbation des détenteurs des actions privilégiées ci-après mentionnée et après s’être conformée aux dispositions pertinentes de la Loi canadienne sur les sociétés par actions, créer toutes autres actions ayant priorité sur ou ayant le même rang que les actions privilégiées, liquider volontairement ou dissoudre la société ou effectuer toute réduction du capital entraînant la distribution de l’actif sur d’autres actions de son capital social, ou révoquer, modifier ou autrement changer aucune des dispositions des présentes se rapportant aux actions privilégiées.

     Toute approbation des détenteurs des actions privilégiées de toute proposition ci-dessus mentionnée est considérée comme ayant été suffisamment donnée, si contenue dans une résolution adoptée aux 2/3 au moins des voix qu’expriment les actionnaires votant sur cette résolution à une assemblée des détenteurs des actions privilégiées, à laquelle assemblée ces détenteurs ont droit à un vote pour chaque action qu’ils détiennent respectivement. ou dans un document signé par tous les détenteurs des actions privilégiées alors en circulation. Toute approbation donnée de cette manière lie tous les détenteurs d’actions privilégiées.

     Si la proposition porte atteinte aux droits des détenteurs d’actions privilégiées de toute série d’une manière ou dans une mesure différente de celle qui affecte les droits des détenteurs de toute autre série, cette proposition. en plus d’être approuvée par les détenteurs des actions privilégiées votant séparément comme catégorie, de la façon ci-dessus, doit être approuvée par les détenteurs des actions privilégiées de cette série, votant séparément comme série, et les dispositions du présent paragraphe s’appliquent, compte tenu des adaptations de circonstance, obtention de cette approbation.

6.   MODIFICATION DES STATUTS

6.1   Modifications ne portant pas atteinte

     Toute modification aux statuts de la société ayant pour effet d’étendre, d’enlever ou de modifier l’un ou l’autre des droits, privilèges, conditions ou restrictions afférents aux actions catégorie B ou aux actions à droit de vote subalterne catégorie A, respectivement, y compris la conversion ou le reclassement d’actions de l’une ou l’autre de ces catégories en une ou plusieurs autres catégories d’actions de la société, doit être autorisée par voie de résolution adoptée par les détenteurs d’actions catégorie B et les détenteurs d’actions à droit de vote subalterne catégorie A, votant ensemble, lors d’une assemblée des détenteurs d’actions catégorie B et des détenteurs d’actions à droit de vote subalterne catégorie A tenue à cette fin par au moins les deux-tiers (2/3) des voix exprimées à cette assemblée.

6.2   Modifications portant atteinte

     Toute modification aux amis de la société décrite au paragraphe 6.1 ayant en plus pour effet de traiter les détenteurs d’actions catégorie B ou les détenteurs d’actions à droit de vote suba1terne catégorie A, selon le cas, d’une manière différente entre eux et susceptible d’affecter de manière préjudiciable les droits des détenteurs d’une de ces catégories. devra, en plus, être autorisée par une résolution adoptée aux deux-tiers (2/3) au moins des voix exprimées à une assemblée des détenteurs d’actions de la catégorie qui est ainsi affectée; cette assemblée pourra être tenue concurremment avec l’assemblée visée à l’article 6.1.

6.3   Résolutions distinctes

     Toute approbation des détenteurs de toute catégorie d’actions requise en vertu des dispositions du paragraphe 6.2 sera réputée avoir été dûment donnée, si elle est contenue dans une résolution adoptée par au moins les deux-tiers (2/3) des voix exprimées à une assemblée extraordinaire des détenteurs d’actions d’une telle catégorie, convoquée à cette fin par préavis d’au moins 21 jours et à laquelle assemblée les

détenteurs d’au moins 25% des actions en circulation d’une telle catégorie sont présents en personne ou représentés par procuration, constituant alors le quorum. Si les détenteurs d’au moins 25% des actions en circulation d’une telle catégorie ne sont pas présents ou représentés par procuration 30 minutes après l’heure fixée pour l’assemblée, l’assemblée sera ajournée à une date ultérieure d’au moins 5 jours et d’au plus 30 jours. A une telle assemblée ajournée, les détenteurs des actions de telle catégorie présents en personne ou représentés par procuration, pourront y transiger les affaires pour lesquelles l’assemblée était initialement convoquée et une résolution adoptée à cette assemblée par au moins les deux-tiers (2/3) des voix exprimées constituera l’approbation des détenteurs d’une telle catégorie d’actions mentionnée ci-haut aux fins du paragraphe 6.2, que le quorum dont il est question plus haut soit présent ou non lors de cette assemblée ajournée. Toute approbation donnée conformément aux dispositions de ce paragraphe 6.2 liera tous les détenteurs d’une telle catégorie d’actions.

SCHEDULE 1

1.   AUTHORIZED CAPITAL

The Corporation is authorized to issue the following shares:

(a)	an unlimited number of Class A Subordinate Voting Shares, without nominal value (the “Class A Subordinate Voting Shares”);

(b)	an unlimited number of Class B Shares, without nominal value (the “Class B Shares”); and

(c)	an unlimited number of Preferred Shares, without nominal value, issuable in one or more series (the “Preferred Shares”).

2.   DEFINITIONS

For purposes of the provisions of articles 2 to 4, unless the context indicates a different meaning,

(a)	"affiliate” has the meaning assigned by the Securities Act (Québec) as amended or reenacted hereafter from time to time;

(b)	"associate” has the meaning assigned by the Securities Act (Québec) as amended or reenacted hereafter from time to time;

(c)	"body corporate” includes any entity having the legal personality, including a partnership of Persons, notably a partnership of Persons created under the Civil Code of Lower Canada or the Québec Civil Code, and a trust, irrespective of its place or method of creation;

(d)	"control” of a body corporate by one or more other Persons means the control, by one or more Persons, who hold or are beneficiaries, other than by way of security only, directly by way of holding shares or other securities or indirectly in any manner whatsoever, including by way of one or more tier-corporations or trustees or otherwise, of securities to which are attached more than 50% of the votes that may be cast to elect the directors of such body corporate and which securities confer voting rights, the votes attached to these securities being sufficient to elect a majority of directors of such body corporate and “under the control” means the exercise of the control by one or more Persons;

(e)	"Conversion Period” means the period of time commencing on the eighth day after the Date of the Offer and terminating on the Expiry Date;

(f)	"Converted Shares” means Class B Shares resulting from the conversion of Class A Subordinate Voting Shares into Class B Shares pursuant to paragraph 4.4;

(g)	"Date of the Offer” means, in relation to any offer, the date at which such offer is made;

(h)	"Expiry Date” means the last date upon which holders of Class B Shares may accept an Offer;

(i)	"Founding Group” means, one or more of the following Persons, namely, Messrs. Michel Perron, Clermont Levasseur, their respective spouses, their direct descendants born or to be born, their legally adopted children and the spouses of these descendants or children, trust of which they are the beneficiaries, bodies corporate which they control or the subsidiaries of these bodies corporate;

(j)	"Michel Perron” means Michel Perron, born on April 27, 1932, and who is, on this date, director and Chairman of the Board and Chief Executive Officer of the Corporation;

(k)	"Clermont Levasseur” means Mr. Clermont Levasseur, born on July 22, 1952 and who is, on this date, director and President and Chief Operating Officer of the Corporation;

(1)	"Majority Group” means, at any given date, one or the other of the following Persons or any combination of such Persons:

(i)	one or other Persons of the Founding Group;

(ii)	any body corporate (excluding the Corporation and the body corporates under its control) under the control of one or more Persons of the Founding Group,

as long as that such Person or such Persons or any combination of such Persons control shares of the Corporation representing on such date at least 50% of the voting rights attaching to all of the outstanding shares of all of the classes of shares of the Corporation having at least one voting right on such date;

(m)	"Offer” means an offer to purchase Class B Shares that:

(i)	must, by reason of the Securities Act (Québec), as presently in force or as it may be amended or reenacted hereafter, be made to all or substantially all holders of Class B Shares who are in a province of Canada to which rite requirement applies; and

(ii)	is not made concurrently with an offer to purchase Class A Subordinate Voting Shares that is identical to the offer to purchase Class B Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects (except with respect to the conditions that may be attached to the offer for Class B Shares), and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class B Shares, and for the purpose of this definition if an offer to purchase Class B Shares is not an Offer as defined above but would be an Offer if it were not for sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class A Subordinate Voting Shares;

(n)	"Offeror” means any Person who makes an Offer and includes any associate or affiliate of the Offeror or any Person that is disclosed in the offering document to be acting jointly or in concert with the Offeror;

(o)	"Person” includes a physical Person, an association, a government or a body corporate;

(p)	"Transfer Agent” means the Person or Persons appointed from time to time by the Board of Directors of the Corporation to act as the transfer agent for the Class A Subordinate Voting Shares. In the event that no such Person is appointed to act in such capacity, this expression refers to the Corporation.

3.   CLASS B SHARES

     The rights, privileges, conditions and restrictions attaching to the Class B Shares are the following:

3.1   Voting

3.1.1   The holders of Class B Shares have the right to receive notice of meetings and to attend and to vote at all the meetings of shareholders of the Corporation, whether annual or special, except as otherwise provided herein. Each Class B Share confers on its holder the right to ten votes at each meeting of the shareholders except those at which only the holders of a given class or series of shares have the right to vote pursuant to the provisions of the law or the rights attaching to this class or series.

3.1.2   In order o attest to the existence of a Majority Group, a holder of Class B Shares comprised in the Majority Group shall deliver to the Transfer Agent, within 45 days following the end of each financial year of the Corporation. a solemn declaration establishing that a Majority Group exists on the date of such solemn declaration. Such solemn declaration shall also establish the number of Class B Shares and the number of Class A Subordinate Voting Shares controlled by each Person included in the Majority Group.

3.1.3   In the event that the solemn declaration contemplated in subparagraph 3.1.2 is not delivered to the Transfer Agent within 45 days following the end of the financial year of the Corporation, the Transfer Agent shall immediately send a notice to all the holders of the Class B Shares of record in the books of the Transfer Agent. The notice shall stipulate that, failing receipt by the Transfer Agent of the solemn declaration provided in subparagraph 3.1.2 within a delay of 30 days of the forwarding of this notice, each Class B Share shall thereupon be converted into one Class A Subordinate Voting Share.

3.1.4   In addition to the solemn declaration contemplated in subparagraph 3.1.2, the holders of Class B Shares shall remit to the Transfer Agent, a copy of any insider’s report which a holder of Class B Shares or any Person of the Founding Group holding control thereof shall have file under the Securities Act (Québec).

3.1.5   If on any date, there no longer exists a Majority Group, either of the Persons included in the Majority Group before the Majority Group ceased to exist, must remit to the Transfer Agent a solemn declaration signed by one or other Persons of the Founding Group establishing that there no longer exists a Majority Group.

3.1.6   In the event that (i) the Transfer Agent does not receive the solemn declaration at the expiration of the delay of 45 days contemplated in subparagraph 3.1.2 or at the expiration of the delay of thirty (30) days provided for in subparagraph 3.1.3 following the forwarding by the Transfer Agent of the notice mentioned in subparagraph 3.1.3 or (ii) the Transfer Agent determines in good faith, acting reasonably, after review of the insider’s reports and the securities register of the Corporation that no Majority Group exists or (iii) the Transfer Agent receives the solemn declaration contemplated in subparagraph 3.1.5, each Class B Share shall thereupon and for such reason only be converted into one Class A Subordinate Voting Share.

3.1.7   The Transfer Agent shall notify the Corporation, within 10 days, of the conversion of the Class B Shares set out in subparagraph 3.1.6. The Corporation shall send to the Transfer Agent, immediately after the occurrence of an event set out in subparagraph 3.1.6 converting each Class B Share into one Class A Subordinate Voting Share and shall cause the forwarding to the holders of Class B Shares, the holders of Class A Subordinate Voting Shares and the holders of any other security of the Corporation which can be exchanged for Class A Subordinate Voting Shares or which include the right to acquire them (at the address appearing in the registers of the Corporation), a notice indicating that such an event has occurred and that thereupon each Class B Share has been converted into a Class A Subordinate Voting Share at this date and shall be thereupon entitled to one vote; such notice shall be sent by the Transfer Agent at the expense of the Corporation if, after following a request to the Corporation to do so, the Corporation neglects to send such notice.

3.1.8   At the time of any conversion of Class B Shares under paragraph 3.1 hereof, the Corporation must, without cost to the holder, issue, deliver or cause to be delivered to the holders of the Class B Shares so converted, one or more certificates issued in his/her name or in any other name which may be indicated to the Corporation by such holder, and representing the number of fully paid Class A Subordinate Voting Shares to which the holder shall be entitled pursuant to the conversion. The rights of a holder of Class B Shares, as a holder of such Class B Shares, shall cease from the date of the occurrence of the event contemplated at subparagraph 3.1.6 and the Person being entitled to receive the Class A Subordinate Voting Shares pursuant to this conversion is considered, for all purposes, as having become the registered holder of these Class A Subordinate Voting Shares o this date subject to the provisions of subparagraph 3.1.9.

3.1.9   The registered holder of Class B Shares on a date of reference chosen by the Corporation in order to determine the holders of Class B Shares being entitled to receive a declared dividend on such Class B shares shall be entitled to receive such dividend notwithstanding the fact that the Class B Shares which he/she holds are converted to Class A Subordinate Voting Shares in accordance with the aforesaid terms and conditions after such date of reference but until the date of payment of such dividend. In addition, the holder of Class A Subordinate Voting Shares issued pursuant to the conversion shall rank equally with the registered holders of any other Class A Subordinate Voting Share in respect of all the declared dividends payable to the holders of the Class A Subordinate Voting Shares registered as such on a given date of reference. if such date of reference is subsequent to the date of conversion.

3.1.10   The Class B Shares converted to Class A Subordinate Voting Shares shall become fully paid issued Class A Subordinate Voting Shares which shall have the rights attaching to Class A Subordinate Voting Shares.

3.1.11   At the time of a conversion of Class B Shares to Class A Subordinate Voting Shares contemplated by the present paragraph 3.1, the issued and stated capital account maintained for the Class B Shares shall be reduced and the issued and stated capital account maintained for the Class A Subordinate Voting Shares shall be increased, by an amount equal to the amount of the issued and stated capital ascribed to the Class B Shares.

3.2   Dividends

3.2.1   Subject to the prior rights of the holders of preferred shares, if any, and subject to the rights of the holders of Class A Subordinate Voting Shares hereinafter described, the holders of Class B Shares have the right to receive the dividends which the Board of Directors of the Corporation shall declare and pay on the Class B Shares at the time and according to the terms and conditions determining by the Board of Directors of the Corporation, out of the funds of the Corporation properly applicable for the payment of dividends.

3.2.2   The cheques of the Corporation or of its agent authorized for this purpose, drawn from a Canadian bank and payable at any branch of such bank in Canada shall be issued in respect of these dividends to the holders of Class B Shares being entitled thereto. The mailing of these cheques shall exempt the Corporation from any responsibility with respect to such dividends up to the amount of the sums represented thereon ,unless these cheques are not paid upon presentation duly made.

3.2.3   No dividend may be declared and paid on the Class B Shares unless a dividend of an equal amount per share is concurrently declared and paid, as the case may be, on the outstanding Class A Subordinate Voting Shares.

3.3   Right of conversion

3.3.1   A holder of Class B Shares shall be entitled to convert, at his discretion and at any time, in whole or in part, his Class.

3.3.2   The exercise of the conversion privilege is subject to the approval, if required at the time of the conversion, of all the stock exchanges on which the Class A Subordinate Voting Shares are then listed, and of any securities commission or other similar authority whose approval must be obtained.

3.3.3   The conversion privilege attaching to the Class B Shares shall be exercised by delivering to the Corporation, at its head office, or to the Transfer Agent for the Class B Shares, at any of its offices where the transfer of the shares may be made, a written notice of intention to exercise the conversion privilege. This notice must be accompanied by the certificate(s) representing the Class B Shares which the holder wishes to convert into Class A subordinate Voting Shares. The notice must be signed by the holder of the shares or his representative and must state the number of Class B Shares which the holder wishes to convert into Class A Subordinate Voting Shares. If only part of the Class B Shares represented by the certificate(s) accompanying the notice are to be converted, the holder thereof has the right to receive, at the Corporation’s expense, a certificate or certificates representing the Class B Shares which are not being converted.

3.3.4   The certificates representing Class A Subordinate Voting Shares issued upon conversion of the Class B Shares shall be issued in the name of the holder of the converted Class B Shares or in the name of the Person indicated by the holder in the written notice referred to in subparagraph 3.3.3.

3.3.5   The right of the holder of Class B Shares to convert his shares into Class A Subordinate Voting Shares shall be deemed to have been exercised, and the holder (or any other Person in whose name he has indicated that the Class A Subordinate Voting Shares should be issued in accordance with subparagraph 3.3.3) shall be deemed, for all purposes, to have become the holder of the Class A Subordinate Voting Shares at the time of receipt by the Corporation, or by the Transfer Agent for the Class B Shares, of the certificate(s) representing the Class B Shares being converted, accompanied by the notice referred to in subparagraph 3.3.3, or if the approvals referred to in subparagraph 3.3.2 have not yet been obtained, at the date at which such approvals are obtained.

3.3.6   From the date as of which a holder of Class B Shares shall be deemed to have become a holder of Class A Subordinate Voting Shares pursuant to subparagraph 3.3.5, such holder shall thereafter no longer be entitled to any rights whatsoever with respect to his Class B Shares (subject to his right to receive, as registered holder of such shares, at any date of reference preceding the Conversion Date, any declared and unpaid dividends at this date) and, as to any Class A Subordinate Voting Shares received as a result of the conversion, he shall become entitled to all of the rights of the holders of Class A Subordinate Voting Shares.

3.3.7   The Class A Subordinate Voting Shares resulting from the conversion of Class B Shares shah! be deemed to have been issued and allotted at the Conversion Date and to be outstanding as fully paid from that date, and as a result of such conversion:

3.3.7.1 the number of the outstanding Class B Shares shall be reduced by the number of Class B Shares converted, and the number of the outstanding Class A Subordinate Voting Shares shall be increased by the number of Class A Subordinate Voting Shares issued at the time of the conversion; and

3.3.7.2 the Corporation shall decrease its stated capital account pertaining to the issued and paid Class B Shares by the amount obtained by multiplying the average of the amounts received or credited to the stated capital account for each Class B Share at the time of its issuance by the number of Class B Shares then converted into Class A Subordinate Voting Shares; and the share capital account for the issued and paid Class A Subordinate Voting Shares shall as a result be increased by the same amount.

3.4   Liquidation and dissolution

     Upon the liquidation or dissolution of the Corporation, whether voluntary or forced. or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Class B Shares shall be entitled to receive, after payment by the Corporation to the holders of the preferred shares, if any, and to the holders of any other class of shares ranking prior to the Class B Shares in respect of the distribution of the assets of the Corporation upon liquidation or dissolution, share for share and without preference or distinction with the holders of Class A Subordinate Voting Shares, the remainder of the property of the Corporation.

3.5   Subdivision and consolidation

     No subdivision or consolidation of the Class A Subordinate Voting Shares or Class B Shares shall be effected unless, at the same time, the Class A Subordinate Voting Shares or Class B Shares, as the case may be, are subdivided or consolidated in the same manner and, in such an event, the rights, privileges, conditions and restrictions then attaching to the Class A Subordinate Voting Shares and to the Class B Shares shall also be attaching to the Class A Subordinate Voting Shares and to the Class B Shares as subdivided or consolidated.

3.6   Rank of Class B Shares

     Except as otherwise provided in articles 3,4 and 6, the Class B Shares and Class A Subordinate Voting Shares shall have the same rights, shall be equal in all respects and shall be treated by the Corporation as if they were shares of one and the same class.

3.7   Right to Maintain the Percentage of Votes of the Class B Shares

3.7.1   Subject to the provisions of subparagraph 3.7.2 hereunder, no Class B Shares shall be issued by the Corporation unless the regulations enacted by competent securities regulatory authorities of each jurisdiction concerned have been complied with.

3.7.2   Except in the cases indicated in subparagraph 3.7.3 and in the case where the holders of Class B Shares have waived the right hereinafter provided by means of a resolution adopted by at least two-thirds (2/3) of the votes cast at a meeting of the holders of Class B Shares held for such purposes, the Corporation shall following any issue of Class A Subordinate Voting Shares offer to the holders of Class B shares, in such manner as the Board of Directors shall determine, the right to acquire, pro rata to the number of Class B Shares then held by each holder (excluding fractions of shares), an aggregate number of Class B Shares which, in the event that the holders entitled thereto decide to acquire all Class B Shares so offered, would cause the percentage of votes attaching to the Class B Shares issued and outstanding immediately after such acquisition in relation to the voting rights attaching to all the Class A Subordinate Voting Shares and Class B Shares issued and outstanding immediately after such acquisition, to be the same immediately after such issue of Class A Subordinate Voting Shares as the one prevailing immediately before such issue. The right of the holders of Class B Shares to acquire Class B Shares granted in this section to the holders of Class B Shares shall entitle hem to acquire the offered share for a consideration for each Class B Share at least equal to the amount added by the Corporation to the issued and paid-up capital account attaching to the Class A Subordinate Voting Shares for each share of that class so issued. However, such right to acquire shares granted to the holders of Class B Shares shall only be assignable among the holders of Class B Shares at the time such right is granted.

     In any case where Class A Subordinate Voting Shares are issued as a result of the exercise of options, of rights to subscribe or purchase shares or of rights to convert or exchange securities granted by the Corporation. the Corporation shall offer to the holders of the Class B Shares the right to acquire shares pursuant to the foregoing provisions at the end of the period or at the end of each of the periods, if more than one (1), provided for the exercise of the options, rights of subscription, rights to purchase or rights to convert or exchange, and the consideration payable for the issuance of these Class B Shares shall be equal, for each Class B Share, to the average amount by which the Corporation has increased its issued and paid up share capital account for the Class A Subordinate Voting Shares as a result of the issuance of shares of that class pursuant to the exercise of the aforementioned options or rights.

Notwithstanding the provisions of this paragraph 3.7, the Corporation will not be bound to offer the right to acquire Class B shares therein provided to holders of Class B Shares residing in a jurisdiction where it has not issued any Class A Subordinate Voting Shares giving rise to such right to acquire shares.

The issue of Class A Subordinate Voting Shares shall be valid notwithstanding any breach of the foregoing provisions.

3.7.3   The provisions contained in subparagraph 3.7.2 shall not be applicable with respect to the issue of Class A Subordinate Voting Shares:

3.7.3.1 as stock dividends;

3.7.3.2 only to employees of the Corporation or its subsidiaries (within the meaning of such word in subsection 2(5) of the Canada Business Corporations Act) pursuant to a share purchase plan or a share option plan allowed by the legislation or regulations then in force governing securities;

3.7.3.3 pursuant to the exchange or the conversion of Class B Shares.

4.   CLASS A SUBORDINATE VOTING SHARES

The rights, privileges, conditions and restrictions attaching to the Class A Subordinate Voting Shares are the following:

4.1   Voting Right

     The holders of the Class A Subordinate Voting Shares shall be entitled to receive the notices of meetings and to assist and to vote at all the meetings of the shareholders of the Corporation, whether annual or special, except as otherwise provided herein. Each Class A Subordinate Voting Share confers on its holder the right to one vote at any meeting of shareholders except those at which only the holders of a given class of shares or series are entitled to vote pursuant to the provisions of the law or pursuant to the attributes attaching to such class or series. However, should the Corporation propose to (i) amalgamate with any company other than one or more of the Corporation’s wholly-owned subsidiaries or (ii) sell, lease, transfer or otherwise dispose of all or substantially all of its assets to a company other than one or more of the Corporation’s wholly-owned subsidiaries or (iii) voluntarily liquidate or dissolve itself or distribute its assets among its shareholders to wind-up its affairs, such proposal shall be adopted only when the holders of Class A Subordinate Voting Shares, in addition to any other approval which may be required, voting separately as a class in regard to such proposal, shall have approved such proposal by special resolution.

4.2   Dividends

4.2.1   Subject to the prior rights of the holders of preferred shares, if any, and shares of any other class ranking prior to the Class A Subordinate Voting Shares in respect of dividends, and subject to the rights of the holders of Class B Shares hereinbefore described, the holders of Class A Subordinate Voting Shares shall be entitled to receive the dividends which the Board of Directors of the Corporation shall declare and pay on the Class A Subordinate Voting Shares, at the time and according to the terms and conditions determined by the Board of Directors of the Corporation, out of the funds of the Corporation properly applicable to the payment of dividends.

4.2.2   The cheques of the Corporation or of its agent authorized for this purpose, drawn from a Canadian bank and payable at any branch of such bank in Canada, shall be issued in respect of these dividends to the holders of Class A Subordinate Voting Shares being entitled thereto. The mailing of these cheques shall exempt the Corporation from any responsibility with respect to such dividends up to the amount of the sums represented thereon, unless these cheque are not paid upon presentation duly made.

4.2.3   No dividend may be declared and paid on Class A Subordinate Voting Shares unless a dividend of an equal amount per share is declared and paid at the same time on the outstanding Class B Shares.

4.3   Liquidation and dissolution

     Upon the liquidation or dissolution of the Corporation, whether voluntary or forced, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Class A Subordinate Voting Shares shall be entitled to receive, after payment by the Corporation to the holders of preferred shares, if any, and to the holders of any other class of shares ranking prior to the Class A Subordinate Voting Shares in respect of the distribution of the assets of the Corporation upon liquidation or dissolution, share for share and without preference or distinction with the holders of Class B Shares, the remainder of the property of the Corporation.

4.4   Right of conversion

4.4.1   Subject to the provisions of this paragraph 4.4, if an Offer is made. each outstanding Class A Subordinate Voting Share shall be convertible, during the Conversion Period, at the option of the holder, for one Class B Share, but only for the purposes of allowing such holder to accept the Offer.

4.4.2   The right of conversion of the Class A Subordinate Voting Shares provided in subparagraph 4.4.1 may be exercised by written notice sent to the Corporation, at its he office, or to the Transfer Agent, at any office of the Transfer Agent at which a transfer of the Class A Subordinate Voting Shares may be registered and such notice shall be made together with the certificate or certificates representing the Class A Subordinate Voting Shares which the holder desires to convert to Class B Shares. Such notice shall be executed by the holder or his duly authorized representative and specify the number of Class A Subordinate Voting Shares which the holder desires to convert to Class B Shares; if part only of the Class A Subordinate Voting Shares represented by a certificate accompanying the notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class A Subordinate Voting Shares represented by the certificate forwarded as mentioned hereinabove and which are not to be converted.

4.4.3   The fact that a holder of Class A Subordinate Voting Shares gives the notice of conversion set forth in subparagraph 4.4.2 constitutes the Transfer Agent as the agent of such holder for the purposes of the Offer and for the purposes of doing all things to perfect the acceptance of the Offer on behalf of such holder, subject, however, to the provisions of subparagraph 4.4.11. The execution and delivery in due form to the Transfer Agent by a holder of Class A Subordinate Voting Shares or his duly authorized representative of any form of acceptance provided with the Offer, accompanied by the certificate or the certificates representing such Class A Subordinate Voting Shares, shall be deemed to constitute the remittance by such holder to the Transfer Agent of the notice of conversion.

4.4.4   Upon any conversion of Class A Subordinate Voting Shares by a holder under subparagraph 4.4.1, the Corporation will cause the Transfer Agent to issue in the name of such Transfer Agent, as agent of the holders having chosen to exercise the right of conversion, a certificate representing the Class B Shares resulting from such conversion.

4.4.5   An election by a holder of Class A Subordinate Voting Shares to exercise the conversion right provided for in subparagraph 4.4.1 shall be deemed to also constitute irrevocable elections by such holder to deposit the Converted Shares pursuant to the Offer (subject to such holder’s right to subsequently withdraw the shares from the offer) and to exercise the right to convert into Class A Subordinate Voting Shares all Converted Shares in respect of which such holder exercises his right of withdrawal from the Offer or which are not otherwise ultimately taken up under the Offer. Any conversion into Class A Subordinate Voting Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his right of withdrawal from the Offer shall become effective at the lime such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Class A Subordinate Voting Shares pursuant to such deemed election shall become effective.

(a)	in respect of an Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Offer; and

(b)	in respect of an Offer which is abandoned or withdrawn, at the time at which the Offer is abandoned or withdrawn.

4.4.6   Following the issuance of a certificate for Class B Shares in the name of the Transfer Agent as agent of any holder, as provided in subparagraph 4.4.4, the Transfer Agent shall at its discretion or, as the case may be, in accordance with the written instructions of such holder, do all things necessary in order to perfect the acceptance of the Offer on behalf of such holder, including the filing of such certificate and of any other document required, with the depositary under the Offer. In this respect, the Transfer Agent may, at its discretion, indicate a notice on any such certificate and attach thereto a written notice to the effect that the Class B Shares shall be delivered to the holders of the shares before such shares are deposited pursuant to the Offer; the Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Offer a certificate or certificates representing the Converted Shares. Upon completion of the Offer, the Transfer Agent shall deliver to the holders entitled thereto all consideration paid by the Offeror for their Converted Shares pursuant to the Offer. If Converted Shares are converted into Class A Subordinate Voting Shares pursuant to subparagraph 4.4.5, the Transfer Agent shall deliver to the holders entitled thereto share certificates representing the Class A Subordinate Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this subparagraph 4.4.6.

4.4.7   Subject to subparagraph 4.4.8, the conversion right provided for in subparagraph 4.4.1 shall not come into effect if:

(a)	prior to the time at which the offer is made there is delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Offer is made, more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(i)	tender any shares in acceptance of any Offer without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(ii)	make any Offer;

(iii)	act jointly or in concert with any Person or company that makes any Offer; or

(iv)	transfer any Class B Shares, directly or indirectly, during the time at which any Offer is outstanding without giving the Transfer Agent a the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee;

(b)	as of the end of the seventh day after the Date of the Offer there has been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(i)	the number of Class B Shares owned by the shareholder;

(ii)	that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the Person making the offer;

(iii)	that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(iv)	that such shareholder shall not transfer any Class B Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee; or

(c)	as of the end of the seventh day alter the Date of the Offer a combination of certificates that comply with either clause (a) or (b) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Offer by the Offeror, has been delivered to the Transfer Agent and to the Secretary of the Corporation.

4.4.8   Notwithstanding subparagraph 4.4.7, the conversion right provided for in subparagraph 4.4.1 shall come into effect if, as of the end of the seventh day after the Date of the Offer, there has not been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed on behalf of the Majority Group by one Person forming part of the Majority Group confirming that no Class B Share then controlled by one Person or more Persons forming the Founding Group or by one or more than one body corporate controlled by one Person or more Persons forming the Founding Group has been or will be tendered under the Offer.

4.4.9   If a notice referred to in sub-clause 4.4.7(a)(i), 4.4.7(a)(iv), 4.4.7(b)(iii) or 4.4.7(b)(iv) is given and the conversion right provided for in subparagraph 4.4.1 has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Date of the Offer, whichever is later, determine the number of Class B Shares in respect of which there are subsisting certificates that comply with either sub clause 4.4.7(a) or 4.4.7(b) or 4.4.7(c). For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the Class B Shares to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause 4.4.7(a)(iv) or 4.4.7(b)(iv) shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause 4.4.7(a)(iv) or 4.4.7(b)(iv) shall be deemed to be a Person or company from whom the Transfer Agent does not have a subsisting certificate unless the transfer agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a Person or company from whom the Transfer Agent has a subsisting certificate. If the number of Class B Shares so determined does not exceed 50% of the number of then outstanding Class B Shares, exclusive of shares owned immediately prior to the Offer by the Offeror. and if subparagraph 4.4.8 does not apply, subparagraph 4.4.7 shall cease to apply and the conversion right provided for in subparagraph 4.4.1 shall be in effect for the remainder of the Conversion Period.

4.4.10   Any payment of the price of shares received from an Offeror by the Transfer Agent as agent of the holders of the Class A Subordinate Voting Shares shall be paid by the Transfer Agent to each of such holders in accordance with the number of Class A Subordinate Voting Shares held by it immediately prior to the conversion and which are so paid.

4.4.11   A holder of Class A Subordinate Voting Shares shall be entitled to give to the Transfer Agent, acting as its agent, any written instructions in relation to the exercise of any right of such holder pursuant to the Offer, including the right to revoke any tender of securities in response to the Offer, as the case may be, and the right to accept or to refuse any subsequent Offer made after a first Offer has been initiated.

4.4.12   As soon as possible after the Date of the Offer, the Transfer Agent shall give a written notice to the holders of the Class A Subordinate Voting Shares outlining in substance the provisions set forth in article 2 and in subparagraphs 4.4.1 to 4.4.13, such notice being accompanied by a copy of the Offer and all material sent to holders of Class B Shares in respect of the Offer, and as soon as reasonably possible after any additional material to each holder of Class A Subordinate Voting Shares. Prior to or forthwith after sending any notice referred to in this subparagraph 4.4.12, the Corporation shall cause a press release to be issued to a Canadian national newswire service, describing the contents of the notice.

4.4.13   The Class A Subordinate Voting Shares converted to Class B Shares, other than those deemed never to have been converted p the subparagraphs 4.4.7 or 4.4.8, shall become issued Class B Shares which shall have the rights attaching to Class B Shares issued as fully paid and non-assessable, subject to the provisions of subparagraph 4.4.9.

4.4.14   Upon a conversion of Class A Subordinate Voting Shares to Class B Shares under paragraph 4.4 hereof, the issued and stated capital account maintained for the Class A Subordinate Voting Shares shall be reduced, and the issued and stated capital account maintained for the Class B Shares shall be increased by an amount equal to the result obtained by dividing i) the product obtained by multiplying the amount of the issued and stated share capital account ascribed to the Class A Subordinate Voting Shares by the number of Class A Subordinate Voting Shares so concerted by ii) the total number of Class A Subordinate Voting Shares issued and outstanding immediately prior to such conversion.

4.4.15   all the costs and expenses incurred by the Transfer Agent for the implementation and the administration of the foregoing provisions shall be paid by the Corporation.

4.5   Subdivision and consolidation

No subdivision or consolidation of the Class A Subordinate Voting Shares or the Class B Shares shall be effected unless. at the same time, the Class B Shares or the Class A Subordinate Voting Shares. as the case may be, are subdivided or consolidated in the same manner and, in such an event, the rights, privileges, conditions and restrictions then attaching to the Class A Subordinate Voting Shares and to the Class B Shares shall also be attaching to the Class A Subordinate Voting Shares and to the Class B Shares as subdivided or consolidated.

4.6   Ranking of the Class A Subordinate Voting Shares

     Except as otherwise provided in articles 3, 4 and 6, the Class A Subordinate Voting Shares and the Class B Shares shall have the same rights, shall be equal in all respects and shall be treated by the Corporation as if they were shares of one and the same class.

5.   PREFERRED SHARES

The rights, privileges, conditions and restrictions attaching to the Preferred Shares, as a class, shall be the following:

5.1   Issue in Series

     Subject to the rights, privileges, conditions and restrictions attaching £0 any series then outstanding, the Preferred Shares shall, at any time and from time to time, be issued in one or more series, the number of shares of each series being determined before the issue thereof by resolution of the Board of Directors.

5.2   Particulars attaching to series

     Subject to the following provisions attaching to the Preferred Shares of all series, as well as to the rights, privileges, conditions and restrictions pertaining to any class and series of shares at any time outstanding and to the provisions of the Canada Business Corporations Act, the directors may fix, by resolution duly adopted before the issue of each series, and without the adoption of a special resolution of the shareholders, the number and the designation, priorities, rights, conditions, limitations and restrictions to be attached thereto, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount or method of calculation of dividends, whether cumulative or non-cumulative, the terms and conditions of dividend payments, the terms and conditions of any purchase or redemption and the directors shall, before issuing Preferred Shares of such series, amend the Articles of the Corporation in order to set out therein, as the case may be, the number, designation, priorities, rights, conditions, limitations and restrictions to be attached to the Preferred Shares of such series.

5.3   Dividends

     The registered holders of Preferred Shares shall be entitled to receive in each fiscal year of the Corporation, if, as and when declared by the directors of the Corporation, preferential cumulative or non-cumulative dividends payable at the rate or for the amounts or at the place or places determined by the directors for each series before the issue of Preferred Shares of such series.

     No dividends shall at any time be declared or paid or set apart for payment in any fiscal year of the Corporation on or in respect of any other shares of the Corporation ranking junior to the Preferred Shares unless all cumulative dividends shall have been declared and paid or set apart for payment in respect of each series of cumulative Preferred Shares then issued and outstanding and non-cumulative dividends shall have been declared and paid or set apart for payment in respect of each series on non-cumulative Preferred Shares then issued and outstanding.

     The Preferred Shares shall not otherwise participate in the profits or assets of the Corporation.

5.4   Purchase Right

     Subject to the provisions of Section 36 of the Canada Business Corporations Act, the Corporation has the right, at its option, with respect in Preferred Shares of any series which, in accordance with the provisions thereof, may be purchased by the Corporation, to purchase for cancellation at any time the whole or from time to time any part of the then outstanding Preferred Shares of such series by tender or, with the unanimous consent of all the holders of Preferred shares of such series, by private contract, at prices to be determined by the Board of Directors with respect to each series before the issue of any shares of such series.

     However, in case of purchase of shares by tender, the Corporation shall give notice to all registered holders of the then outstanding Preferred Shares of such series, in the manner prescribed in the by-laws of the Corporation with respect to notices of meetings, of its intention to invite tenders and shall, if two or more tenders for Preferred Shares of such series at the same price be received, which shares when added to all the shares already tendered at a lower price aggregate more than the number of shares to be purchased at such time, prorate among the shareholders submitting such tenders at the same price the number of shares necessary to complete the number of shares to be purchased at such time. From and after the date of purchase of any Preferred Shares of such series, such shares shall be cancelled.

5.5   Optional or Mandatory Redemption

     Subject to the provisions of Section 36 of the Canada Business Corporations Act, the Corporation has the right, at its option, with respect to the Preferred Shares of any series which, in accordance with the provisions thereof, are redeemable, to redeem, at any time the whole or from time to time any part of the then outstanding Preferred Shares of such series upon giving notice as hereinafter provided and upon payment of the redemption price as may be determined by the Board of directors of the Corporation with respect to each series before the issue of any share of such series, plus, in the case of cumulative Preferred Shares of any series, all unpaid accrued dividends thereon and, in the case of non-cumulative Preferred Shares of any series, all declared and unpaid dividends thereon.

     Subject to the provisions of Section 36 of the Canada Business Corporations Act, the Corporation shall however redeem the number or percentage of outstanding Preferred Shares of any series which, in accordance with the provisions of such series, are to be redeemed and such mandatory redemption shall be made at such dates and at such prices as shall be set forth in the provisions of the Preferred Shares of such series.

     In the case of partial redemption, the Preferred shares of any series to be redeemed shall be selected as nearly as may be, pro rata from among the holders of all the then outstanding Preferred Shares of such series. The Corporation shall, at least 15 days prior to the date fixed for redemption, give to each person who, at the date of giving of such notice, is a registered holder of any of the Preferred Shares of such series so to be redeemed, a notice in writing of the intention of the Corporation to redeem the same. However, any holder of such shares can, without prejudice to the rights of the other holders of Preferred Shares of such series, exempt the Corporation from giving him such notice.

     Such notice, if any, is given by mail in a prepaid registered letter addressed to the registered holder at the last address of such holder appearing in the books of the Corporation, or, in the event of the address of any such holder not so appearing, then to the last known address of such holder. Such notice shall set out the date on which the redemption is to take place and the place or places fixed for payment of the redemption price and, in the case of partial redemption, the number of shares to be redeemed held by the person to whom the notice is addressed. If notice of any such redemption be given as aforesaid and an amount sufficient to redeem the Preferred Shares of such series called for redemption be deposited with the Corporation’s bankers, or in any other place or places specified n the notice, on or before the date fixed for redemption, the holders of such shares shall thereafter have no right in or against the Corporation nor any other rights except to receive payment of suck redemption price out of the moneys so deposited upon presentation and surrender of the certificates representing such shares so called for redemption. From and after the date of such deposit, the Preferred Shares of such series so redeemed shall be regarded as having been redeemed and be cancelled.

5.6   Liquidation or dissolution

     In the event of the liquidation or dissolution of the Corporation or of any distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, no sum shall be paid to, nor shall any assets be distributed among the holders of any other class of shares of the Corporation ranking junior to the Preferred Shares until there shall have been paid to the holders of the Preferred Shares the amount paid up on such Preferred Shares together with. in the case of cumulative Preferred Shares series, all unpaid accrued dividends and, in the case of non-cumulative Preferred Shares series, all declared and unpaid dividends, plus all other amounts, if any, determined by the directors with respect to any series before the issue of all Preferred Shares of such series, and the holders of Preferred Shares shall be entitled to be paid equally and rateablv all such moneys of the assets of the Corporation by preference over and in priority to the holders of any other class of shares ranking junior to the Preferred Shares. All the remain assets and funds of the Corporation shall be dividend among and paid to the holders of shares of the classes of shares of the Corporation in accordance with their respective rights.

5.7   Voting Right

     Except as otherwise expressly provided herein and in the Canada Business Corporations Act, the holders of the Preferred shares shall as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to receive notice of or to attend shareholders’ meetings.

5.8   Equal Rank of All Series

     The Preferred Shares of each series shall rank pari passu with the Preferred Shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of the Corporation, whether voluntary or involuntary. However, in the event of there being insufficient assets to satisfy in full the repayment of all moneys owing to the holders of Preferred Shares, such assets shall first be applied rateably and equally to the repayment of the amount paid up on such Preferred Shares of each series and. then, rateably and equally to the payment of all unpaid accrued cumulative dividends, whether declared or not, and all declared and unpaid no .cumulative dividends, as the case may be.

5.9   Amendments

     As long as any of the Preferred Shares are outstanding, the Corporation may not, except with the approval of the holders of the Preferred Shares hereinafter specified and after having complied with the relevant provisions of the Canada Business Corporations Act, create any other shares ranking in priority to or pari passu with the Preferred Shares, voluntarily liquidate or dissolve the Corporation or effect any reduction of capital involving a distribution of assets on other shares of its capital or repeal, modify or otherwise alter any of the provisions hereof relating to the Preferred Shares.

Any approval of the holders of the Preferred Shares as aforesaid shall be deemed to have been sufficiently given if contained in a resolution adopted by a majority of not less than 2/3 of the votes cast by the shareholders who voted in respect of that resolution at a meeting of the holders of the Preferred Shares, at which meeting such holders shall have 1 vote for each Preferred Share held by them respectively, or in an instrument signed by all the holders of the then outstanding Preferred Shares. Any approval given in this manner shall be binding upon all holders of the Preferred Shares.

If a motion as hereinabove provided especially affects the rights of the holders of Preferred Shares of any series in a manner or to an extent different from that in or to which the rights of the holders of Preferred Shares of any other series are affected, then such motion shall, in addition to being approved by the holders of the Preferred Shares voting separately as a class as hereinabove set forth. be approved by the holders of the Preferred Shares of such series, voting separately as a series, and the provisions of this paragraph shall apply, mutatis mutandis, with respect to the giving of such approval.

6.   AMENDMENT OF ARTICLES

6.1   Amendments not affecting

     Any amendment to the articles of the Corporation that may increase, remove or amend any of the rights, privileges, conditions. restrictions attaching to the Class B Shares or the Class A Subordinate Voting Shares, respectively, including the conversion or the redesignation of shares of either of such classes into one or more other classes of shares of the Corporation, shall be authorized by resolution adopted by the holders of Class B Shares and the holder of Class A Subordinate Voting Shares at a meeting of the holders of Class B shares and Class A Subordinate Voting Shares, voting together, held for such purpose by at least two-thirds (2/3) of the votes cast at such meeting.

6.2   Amendments affecting

Any amendment to the articles of the Corporation described in paragraph 6.1 treating the holders of Class B Shares and the holders of Class A Subordinate Voting Shares, as the case may be, in a manner or to an extent different between both classes and affecting prejudicially the rights of the holders of one of such classes, shall, in addition, be authorized by a resolution adopted by at least two-thirds (2/3) of the votes cast at a meeting of the holders at the Shares of the class which is so affected, which meeting may be held concurrently with the meeting provided for in paragraph 6.1.

6.3   Separate resolutions

     Any approval of the holders of any class of shares required pursuant to the provisions of paragraph 6.2 shall be deemed to have been duly given, if it is contained in a resolution adopted by at least two-thirds (2/3) of the votes cast ay a special meeting of the holders of the shares of such class. called for such purpose by a prior notice of at least 21 days and at which meeting the holders of at least 25% of the outstanding shares of such class are present in person or represented by proxy, thereby constituting quorum. In the event that the holders of at least 25% of the outstanding shares of such class are not present or represented by proxy 30 minutes after the scheduled hour for the meeting, the meeting shall be adjourned to a date at least 3 days later and not more than 15 days. At such adjourned meeting, the holders of shares of such class present in person or represented by proxy, shall transact the business for which the meeting was initially called and a resolution adopted at this meeting by at least two-thirds (2/3) of the votes cast shall constitute approval of the holders of such class of shares mentioned above for the purposes of paragraph 6.2. whether the quorum referred to above is present or not at the time of this adjourned meeting. Any approval given in accordance with the provisions of paragraph 6.2 shall bind all the holders of such class of shares.